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                                                                   Exhibit 10.1






                                   FORM OF

                            CONTRIBUTION AGREEMENT

                                   between

              [_____________], A CALIFORNIA LIMITED PARTNERSHIP
                               ("CONTRIBUTOR")

                                     and

                      MHC OPERATING LIMITED PARTNERSHIP
                                   ("MHC")



                         Dated as of August 25, 1997









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                            CONTRIBUTION AGREEMENT


     THIS CONTRIBUTION AGREEMENT (this "AGREEMENT") is made and entered into as of the 25th day of August, 1997, by and between [_________________], A CALIFORNIA LIMITED PARTNERSHIP ("CONTRIBUTOR"), having an office at 1900 Garden Road, Suite 220, Monterey, California 93940, and MHC OPERATING LIMITED PARTNERSHIP ("MHC"), an Illinois limited partnership having an office at Suite 800, Two North Riverside Plaza, Chicago, Illinois 60606.

                               BASIC PROVISIONS

     The following Basic Provisions are incorporated into this Agreement:


I.   NAME OF MANUFACTURED HOUSING COMMUNITY:

II.  CAPITALIZATION RATE:

III. ESTIMATED ACQUISITION VALUE:

IV.  ESTIMATED EXCHANGE OP UNITS:

V.   GENERAL PARTNERS/MANAGING VENTURERS:

VI. LIQUIDATING TRUST AGREEMENT: As used in this Agreement, "LIQUIDATING TRUST AGREEMENT" means that certain Liquidating Trust Agreement dated as of August 25, 1997, by and between Contributor and James Elliott, an individual (the "LIQUIDATING TRUSTEE").

VII. MORTGAGE LOANS: Contributor hereby represents and warrants that upon the Closing, the Property will not be encumbered by mortgage loans, deed of trust loans, or other loans secured in whole or in part by any of the Property, and therefore, any provisions set forth in this Agreement solely to the extent such provisions concern or refer to "Mortgage Loans," "Mortgage Notes," or "Mortgages," shall be deemed inoperative and not included within this Agreement (including by way of example, but without limitation, the provisions of Sections 2.5.2, 7.2.1.1.15, 7.3.3, 7.3.1.9, and 9.1.21 of this Agreement).






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VIII. NOI OF THE PROPERTY: As used in this Agreement, the "NOI" of the
      Property (as hereinafter defined) means the net operating income of the Property as determined in accordance with the methodology set forth in Exhibit C attached to this Agreement.

IX. OP UNITS: As used in this Agreement, "OP UNITS" means units of limited partnership interests in MHC, to be issued and disposed of in accordance with the further provisions of this Agreement.

X. MANAGING PERSONNEL: Contributor represents and warrants to MHC that the following is/are the on-site project manager and other person(s) engaged in the management and operation of the Property:

XI. ADDITIONAL REPRESENTATIONS AND WARRANTIES OF CONTRIBUTOR: In addition to the representations, warranties, and agreements of Contributor set forth elsewhere in this agreement, Contributor hereby represents and warrants to MHC the following:

      (A)  Organization.   Contributor is a limited partnership duly
           organized, validly existing and in good standing under the laws of the State of California, and has full power and authority to enter into and fully perform and comply with the terms of this Agreement and the related agreements or instruments contemplated hereby. Without limitation on the foregoing, Contributor is in good standing and is duly qualified to transact business in the State of _______.

      (B) Accredited Investor. MPW is serving as the purchaser representative for Contributor with respect to the exchange of OP Units contemplated in this Agreement.

      (C) Certain Manufactured Housing Laws. Without limitation on any other representations or warranties of Contributor set forth in this
           Agreement:

           (1) To the best of Contributor's knowledge, the Property is in material compliance with all provisions of the ______ Mobile Home Park Residency Act (_____ Code title ___ Chapter ___), and any other Applicable Law (as defined in Section 3.7 below) concerning or relating to the ownership, use, maintenance, sale, leasing and financing of mobilehomes or manufactured housing units.

           (2) Contributor has not received any notice from any tenant or resident on the Property alleging or indicating any violation of Applicable Law by Contributor or any management company engaged by or for the benefit of Contributor to manage all or any portion of the Property.



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           (3)  Contributor has not received any notification from any resident on the Premises that the homeowners on the Premises have formed an organization for the purpose of converting all or any portion of the Premises to condominium or stock cooperative ownership interests and for purchasing the mobilehome/manufactured housing park or facility located on the Premises from the management of such mobilehome/manufactured housing park or facility.

      (D) Income-producing Sites. The Premises contains _____ income-producing sites (including the resident manager's home) upon each of which a manufactured home may be located in compliance with Applicable Law (whether or not any manufactured home is located on any particular site on the date of this Agreement).

      (E) Partnership Matters. There is no person or entity owning any interest in Contributor which has the title of "managing general partner" or any similar title, and MPW is the sole general partner in Contributor. The copies of the partnership agreement and certificate of limited partnership for Contributor which have been provided to MHC by Contributor are true, correct and complete copies of same, and there is no other agreement or arrangement concerning any of the partnership affairs of Contributor not reflected in said partnership agreement and certificate of limited partnership. Without limitation on the foregoing, Contributor has obtained any and all consents and approvals from the partners in Contributor to validly execute and deliver this Agreement and to perform Contributor's obligations hereunder.

XII. CERTAIN DISCLOSURE SCHEDULE MATTERS: Notwithstanding any other provision of this Agreement, including, without limitation, any items set forth in the Disclosure Schedule attached as Schedule 3 hereto, Contributor shall protect, defend, indemnify and hold harmless MHC and the other MHC Indemnified Parties (as defined in Section 11.1 below) from and against any and all attorneys fees for which the owner of the Property is or may be liable in connection with any litigation (including any actions and/or administrative proceedings and/or arbitration proceedings) instituted prior to Closing between Contributor (or any of its predecessors in interest to the Property) and any tenant of the Property, including without limitation, litigation with Ron and Helen Hardy.

XIII. Covenant Regarding Tenant Security Deposits: Contributor shall comply with the provisions of Applicable Law with regard to any tenant security deposits which have been paid to or for the account of Contributor by tenants of the Premises, and MHC shall not receive any credit nor incur any liability or obligation with respect to any such security deposits refunded (or to be refunded) to tenants pursuant to said provisions. To the extent of any conflict between the provisions of this Section XIII and any other


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     provisions of this Agreement, the provisions of this Section XIII control.

                                   RECITALS


     B. Contributor is the owner of real and personal property interests in (i) that certain real estate development located in San Jose, California, commonly known as the San Jose Day Care Center ("SJ DAY CENTER"), (ii) that certain commercial real estate development located in San Jose, California commonly known as Nicholson Plaza ("NICHOLSON PLAZA"), and (iii) that certain commercial real estate development located in Monterey, California commonly known as Garden West Office Plaza ("GARDEN WEST") (said property interests, as they relate in particular to the San Jose Day Care Center, Nicholson Plaza, or Garden West Office Plaza being referred to herein individually as an "OWNED COMMUNITY," and collectively as the "OWNED COMMUNITIES"). Each of certain partnerships and joint ventures of which Contributor is a general partner or a joint venturer (each such partnership or joint venture, not including Contributor, an "AFFILIATED PARTNERSHIP" and collectively, the "AFFILIATED PARTNERSHIPS") is the owner of real and personal property interests in one of 20 manufactured housing communities (said property interests, as they relate to a particular manufactured housing community, being referred to herein individually as an "AFFILIATED COMMUNITY," and collectively as the "AFFILIATED COMMUNITIES"). Each of the Owned Communities and the Affiliated Communities are sometimes referred to herein individually as a "COMMUNITY," and collectively as the "COMMUNITIES," as those terms are more particularly defined in Section 1 of this Agreement. Each of the Communities, together with the Affiliated Partnership (or Contributor, as the case may be) which owns such Community, is more particularly described in Schedule 1 attached hereto.

     C. Contributor and MHC have made and entered into that certain Agreement dated as of April 23, 1997 (the "BASIC AGREEMENT") pursuant to which, among other things, Contributor and MHC have contemplated (i) the contribution by Contributor and each of the Affiliated Partnerships of the Communities to MHC in exchange for limited partnership interests of MHC ("OP UNITS"), and (ii) that in certain circumstances, in lieu of an Affiliated Partnership contributing the Affiliated Community held by such Affiliated Partnership, the contribution by Contributor to MHC of all of Contributor's interest in such Affiliated Partnership save and except for any limited partnership interest held by Contributor in such Affiliated Partnership (all of such interest of Contributor in any such Affiliated Partnership to be so contributed being referred to herein as an "AP INTEREST," and all of such interests in the aggregate being referred to herein as the "AP INTERESTS").

     D. Contributor is the owner of those Communities and related property more particularly described in this Agreement as the Property (as such term is hereinafter defined).

     E. Contributor desires to contribute the Property, and in certain circumstances as hereinafter described, Contributor's AP Interest in one or more Affiliated Partnerships, to

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MHC in exchange for OP Units, upon and subject to the terms and conditions of this Agreement; and holders of the requisite amount of partnership interests in Contributor have approved such contribution.

     F. Subject to the terms and provisions hereinafter set forth, Contributor shall promptly after consummation of the transaction contemplated in this Agreement dissolve and commence a winding up and liquidation of Contributor.

     G. Prior to the Closing (as defined herein), Contributor, as trustor, and a person or entity selected by Contributor and reasonably acceptable to MHC ("LIQUIDATING TRUSTEE"), as trustee, shall execute that certain MPW Liquidating Trust Agreement (the "LIQUIDATING TRUST AGREEMENT") for the purpose of establishing and administering a trust (the "LIQUIDATING TRUST") to assist in the winding up and liquidation of Contributor for the benefit of each of the partners in Contributor (as such winding up and liquidation may be delayed as contemplated in Section 10.1.4 below), for the purpose of administrating delivery of the consideration to be given by MHC in exchange for the Property and the AP Interests to be contributed by Contributor pursuant to this Agreement and insuring that only certain qualified and electing partners of Contributor receive OP Units, and to hold in escrow a certain portion of such consideration for a twelve month period to offset possible claims of MHC resulting from any breach of the representations, warranties and covenants of Contributor contained herein, and such other amounts determined by Contributor to be necessary to satisfy or serve as a reserve against other liabilities of Contributor.

     NOW, THEREFORE, in consideration of and in reliance upon the above Recitals, which by this reference are incorporated herein, the terms, covenants, conditions and representations contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Contributor and MHC agree as follows:

1 DEFINITION OF COMMUNITIES; CONTRIBUTION OF COMMUNITIES AND AFFILIATED PARTNERSHIP INTERESTS

     1.1 Definition. As used herein, the term "COMMUNITY" refers to any of the distinct manufactured housing developments or commercial real estate developments listed in the column captioned "Community" in Schedule 1 attached hereto, and shall include, in the case of each such Community:

           1.1.1 All of that certain real property consisting of fee simple estates and/or ground leasehold estates and more particularly described with respect to each Community in Exhibit A, attached to this Agreement, together with all and singular the easements, covenants, agreements, rights, privileges, tenements, hereditaments and appurtenances thereunto now or hereafter belonging or appertaining (collectively, the "LAND");


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           1.1.2 To the extent owned by Contributor or the relevant Affiliated
Partnership, any land lying in the bed of any street, alley, road or avenue (whether open, closed or proposed) within, in front of, behind or otherwise adjoining the Land included in any particular Community or any of it (all of the foregoing being included within the term "LAND");

           1.1.3 To the extent owned by Contributor or the relevant Affiliated Partnership, all of the buildings, structures, fixtures, facilities, installations and other improvements of every kind and description now or hereafter in, on, over and under the Land included in any particular Community, including, without limitation, any and all recreational buildings, structures and facilities, plumbing, air conditioning, heating, ventilating, mechanical, electrical and other utility systems, water and sewage treatment plants and facilities (including wells and septic systems), parking lots and facilities, landscaping, roadways, sidewalks, swimming pools, security devices, signs and light fixtures, which are not owned by tenants under the Leases (as such term is hereinafter defined) (collectively, the "IMPROVEMENTS") (the Land and the Improvements, any award made or to be made as a result of or in lieu of condemnation affecting such Land or Improvements or any part thereof, and any award for damage to such Land or Improvements or any part thereof by reason of casualty, being herein collectively referred to as the "PREMISES");

           1.1.4 To the extent owned by Contributor or the relevant Affiliated Partnership, all manufactured homes (including, without limitation, the individual manufactured homes listed in Schedule 1 attached hereto), furniture, furnishings, fixtures, equipment, machinery, maintenance vehicles and equipment, tools, parts, recreational equipment, carpeting, window treatments, office supplies and equipment, and other tangible personal property of every kind and description situated in, on, over or under the Premises of any particular Community or used in connection therewith which are not owned by tenants under the Leases, together with all replacements and substitutions therefor (together with the intangible personal property described in Section
1.1.6 below, collectively, the "PERSONAL PROPERTY"), a substantially complete and accurate itemization of which shall be submitted to MHC pursuant to Section
4.1.4 below and attached to this Agreement as Exhibit B (said property, together with the tangible and intangible personal property described in Sections 1.1.5 and 1.1.6 below, collectively, the "PERSONAL PROPERTY"), save and except items of furniture, fixtures, or equipment located at the principal business office of Contributor located at 1900 Garden Road, Suite 220, Monterey, California 93940;

           1.1.5 To the extent owned by Contributor or the relevant Affiliated Partnership, all existing surveys, blueprints, drawings, plans and specifications (including, without limitation, structural, HVAC, mechanical and plumbing, water and sewer plans and specifications), construction drawings, soil tests, environmental reports, appraisals, police reports and other documentation for or with respect to a Community or any part thereof, all


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available tenant lists, data and tenant files, correspondence with past, present and prospective tenants, vendors, suppliers, utility companies and other third parties, stationery, brochures, booklets, manuals and promotional, marketing and advertising materials concerning a Community or any part thereof, and such other existing books, records and documents (including, without limitation, those relating to ad valorem taxes and leases) used in connection with the operation of the Premises of any particular Community or any part thereof; and

           1.1.6 The Leases, the Service Contracts, the Home Financing Loans, and the Trademarks (as such terms are hereinafter defined), and all other documents, instruments and other intangible property now or on the Closing Date (as defined herein) owned or held in connection with the Land, the Improvements or the Personal Property included in any particular Community, or any business or businesses now or hereafter conducted by Contributor or the applicable Affiliated Partnership thereon or with the use thereof (other than those businesses conducted by tenants of the Premises of a particular Community under the applicable Leases, solely in their capacity as tenants and in accordance with the terms and conditions of the applicable Lease) (all of such other documents, instruments and other intangible property being referred to collectively herein as the "INTANGIBLE PROPERTY"), including, without limitation, claims, choses in action, leases, loans and other contract rights, all building and trade names (including, without limitation, the names "Mobileparks," "MPW," "Mobilepark West," and "Mobileparks West"), other names, trademarks, logos, business licenses, warranties (including those relating to construction or fabrication), utility contracts, telephone exchange numbers, advertising materials, plans and specifications, governmental approvals and development rights, related to the Land, the Improvements or the Personal Property of a particular Community or any part thereof, save and except any cash deposited in bank accounts and any of the following receivables of or relating to such Community: (i) pre-Closing rents, (ii) insurance premium refunds, (iii) tax refunds (including property tax); (iv) worker's compensation refunds and rebates, (v) intercompany accounts and loans, (vi) pre-Closing service revenues, (vii) Home Financing Loan payments allocable to pre-Closing periods, and (viii) amounts due from co-owner managers for loans by
Contributor, whether designated as accounts receivable or notes.   A summary of
all current leases affecting the Premises of each of the Communities or any part thereof (collectively, the "LEASES", with such summaries being herein referred to as the "RENT ROLLS"), including each tenant's name, a description of the space leased, the amount of rent due and the amount of any security deposit paid, the term of each Lease, and a description of any right to renew or extend, shall be submitted to MHC pursuant to Section 4.1.1 below, and shall be attached to this Agreement as Exhibit D. A list of all employment, union, purchase, service and maintenance agreements, advertising or billboard agreements, equipment leases and any other agreements, contracts, licenses and permits, including, without limitation, cable television and satellite master antenna television system agreements, affecting or pertaining in any way to the Premises of each of the Communities or any part thereof (collectively, the "SERVICE CONTRACTS") is attached to this Agreement as Exhibit E. A description of all loans


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for the purchase of manufactured homes located on the Premises of each
Community and any related furniture, fixtures and equipment, the lender's interest in which is owned or held by Contributor or one of the Affiliated Partnerships (said loans, together with any and all documents, instruments or agreements evidencing or securing the same, being referred to herein collectively as the "HOME FINANCING LOANS") is attached to this Agreement as Exhibit F. A list of all patents, trademarks, trade names, and service marks affecting or pertaining in any way to the Premises of each of the Communities or any part thereof (collectively, the "TRADEMARKS") is attached to this Agreement as Exhibit G.

Any items which would otherwise constitute Land, Improvements, Personal Property, Leases, Service Contracts, Home Financing Loans, or Trademarks but for the fact that such items are not owned by Contributor or the relevant Affiliated Partnership, have been described and set forth by Contributor in Exhibit H attached hereto.

     1.2 Contribution of Communities. Subject to the terms and conditions of this Agreement, Contributor agrees to contribute to MHC all of Contributor's right, title and interest (whether now or hereafter existing) in and to the Premises (including the Land and Improvements), Personal Property, Leases, Service Contracts, Home Financing Loans, and other Intangible Property constituting the three Owned Communities referred to individually above as SJ Day Center, Nicholson Plaza, and Garden West (the three Owned Communities sometimes being collectively referred to herein as the "PROPERTY").

     1.3 Contribution of Affiliated Partnership Interests and Related Property. Pursuant to the Basic Agreement, MHC is or shall be making an offer to each Affiliated Partnership to deliver OP Units, on generally equivalent terms and conditions as contained herein and determined in the same manner as provided in
Section 2 below, to such Affiliated Partnership in exchange for a contribution to MHC of such Affiliated Partnership's interest in the Community owned by such Affiliated Partnership (each such offer, an "AFFILIATED PARTNERSHIP OFFER"); each Affiliated Partnership Offer shall include the presentment to the applicable Affiliated Partnership of a contribution agreement (each, an "AFFILIATED CONTRIBUTION AGREEMENT") with generally equivalent terms and conditions as contained herein (provided that in any and all events, each Affiliated Contribution Agreement shall concern only the acquisition of real property and related personal property, and shall not concern the acquisition of any partnership, joint venture, or similar interests in an entity). In the event that MHC is not able to acquire an Affiliated Community pursuant to an Affiliated Contribution Agreement relating thereto, then in lieu of the acquisition of such Affiliated Community, and concurrently with Contributor's contribution of the Property to MHC pursuant to this Agreement, Contributor shall contribute to MHC all of Contributor's AP Interest in the Affiliated Partnership which owns or holds such Affiliated Community together with any and all interest of Contributor in any real and/or personal property ("AP RELATED PROPERTY") included in or relating to such Affiliated Community, in exchange for, with respect to each AP Interest, the pro-rata amount that Contributor would have been entitled to receive following a


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dissolution of the related Affiliated Partnership assuming that the related
Affiliated Partnership Offer had been approved and consummated. Without limitation on the provisions of Section 7.2 below, but subject to the conditions to Contributor's performance set forth in this Agreement, upon the Closing, Contributor shall deliver to MHC any and all deeds, assignments, bills of sale, and other conveyancing instruments necessary or appropriate to transfer Contributor's interest in the AP Related Property to MHC. Notwithstanding the foregoing, in no event shall MHC be obligated to accept any interest of Contributor in either (i) Coralwood Mobilehome Community, or (ii) Garden West Office Plaza, to the extent that the transfer of either such AP Interest would give rise to a right of first offer or a right of first refusal in favor of any other party and such right is actually exercised by such other party.

2    CONSIDERATION.

     2.1 Initial Estimated Monetary Valuation. As of the date hereof and based on financial information provided to MHC by Contributor, Contributor and MHC have estimated that MHC will issue 4,561,861 OP Units in exchange for the Property (excluding the Home Financing Loans) and the Affiliated Communities, which assuming a cash value of $23.25 per OP Unit represents an aggregate monetary value of approximately $106,063,262 (prior to any reduction for any encumbering mortgage loans secured by such Communities, and prior to any reductions based on adjustments to the net operating income of any Community and property related defects discovered during MHC's due diligence inspections of the Communities as further described in Section 4.4 and Exhibit C), such aggregate monetary amount being the aggregate of the "Estimated Acquisition Value" for each of the Communities as set forth in Schedule 1 attached hereto. With respect to the Home Financing Loans, MHC will exchange the amount of Cash set forth on Schedule 2 attached hereto, and such amount exchanged by MHC for the Home Financing Loans shall be separate and distinct from the Total Consideration described in Section 2.2 below. Notwithstanding the foregoing, Contributor shall have the right, exercisable by Contributor in its sole discretion, any time prior to the expiration of the Inspection Period (as hereinafter defined), to exclude from the Property the Garden West Office Plaza ("GWOP"). If GWOP is excluded from the transaction contemplated herein, the Acquisition Value and the Total Consideration will be reduced in the sum of (A) the unadjusted Estimated Acquisition Value of GWOP as set forth in Schedule 1, and (B) the reasonable costs and expenses incurred by MHC in conducting its due diligence inspection of GWOP.

     2.2 Tender of Total Consideration.    Upon the closing of the transaction
contemplated in this Agreement, in exchange for the Property and (if applicable pursuant to Section 1.3) the AP Interests contributed to MHC by Contributor, MHC shall deliver to the Liquidating Trustee an aggregate amount of OP Units consisting of the Property Exchange Consideration and the Affiliated Partnership Exchange Consideration as hereinafter described (said aggregate amount of OP Units being referred to herein as the "TOTAL CONSIDERATION"). In the event of any fractional OP Units that would otherwise be contributed by MHC


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hereunder, Contributor may elect to receive Cash in lieu of such fractional OP
Units, or Contributor may make an additional contribution of Cash in an amount equal to the difference between such fractional OP Unit and a whole OP Unit, and receive a whole OP Unit instead of any such fractional OP Unit, so than in no event shall MHC have to issue any fractional OP Units in connection with this Agreement. For the purpose of determining the amount(s) of Cash to be contributed by Contributed by Contributor or distributed by MHC pursuant to the previous sentence, all calculations shall be made on the basis that OP Units are valued at the Specified Conversion Price (as hereinafter defined).

        2.2.1 Property Exchange Consideration. In consideration of Contributor's contribution of the Property, MHC shall issue and deliver to the Liquidating Trustee an amount of OP Units equal to the aggregate quantity of Acquisition OP Units (as defined herein) for the Communities included in the Property (said aggregate quantity of Acquisition OP Units, the "PROPERTY EXCHANGE CONSIDERATION"), determined as follows:

           2.2.1.1 The "ACQUISITION OP UNITS" for a Community shall be determined by dividing the NOI (as hereinafter defined) of such Community by the applicable Capitalization Rate for such Community set forth in Schedule 1 of this Agreement, and multiplying the quotient by 7% (such amount being referred to herein as the "PROPERTY YIELD"). The Property Yield shall then be divided by the "Projected Yield" (as defined herein), and the resulting quotient shall equal the quantity of Acquisition OP Units for the Community in question.

           2.2.1.2 "NOI" means the net operating income of a Community as determined by the guidelines set forth in Exhibit C and taking into account adjustments based on due diligence as set forth therein.

           2.2.1.3 "PROJECTED YIELD" for a Community shall mean $1.45 if the Closing occurs on or before August 30, 1997. If the Closing occurs after August 30, 1997, the Projected Yield for such Community shall increase by an amount equal to $.01 for each calendar month thereafter until the Closing occurs, provided, that the Projected Yield shall not be increased as the result of any delay in the Closing which is caused by MHC.

        2.2.2 Affiliated Partnership Exchange Consideration. In consideration of Contributor's contribution of the AP Interests, MHC shall issue and deliver to the Liquidating Trustee an amount of OP Units equal to the aggregate of the pro rata amount of OP Units that Contributor would be entitled to receive in respect of its interest in each Affiliated Partnership to which a contributed AP Interest relates following a dissolution of the related Affiliated Partnership, assuming that the related Affiliated Partnership Offer had been approved and consummated pursuant to the terms of the Affiliated Contribution Agreement submitted by MHC for approval by the partners (or owners) of such Affiliated Partnership in connection with such Affiliated Partnership Offer (said aggregate quantity of OP Units, the "AFFILIATED


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PARTNERSHIP EXCHANGE CONSIDERATION").  The Affiliated Partnership Exchange
Consideration shall be calculated prior to determination of the amount of OP Units to be held back pursuant to Section 2.6 below. For the purposes of allowing the calculation of the Affiliated Partnership Exchange Consideration and the preparation of the Closing Statement (as defined herein) relating thereto to be executed by Contributor and MHC, no earlier than five days prior to the anticipated Closing Date, Contributor shall provide MHC with financial statements for both the Affiliated Partnership in which MHC will acquire Contributor's interest and the Affiliated Community owned or held by such Affiliated Partnership, which financial statements shall be certified by Contributor to be true, complete and correct as of the date delivered, and which financial statements shall be updated as of the closing to allow MHC, Contributor and the Liquidating Trustee to make an accurate final calculation of the Affiliated Partnership Exchange Consideration for the Closing.

        2.2.3 Delivery of Total Consideration. Upon the Closing, OP Units (aggregating the Total Consideration) shall be delivered to the Liquidating Trustee. The OP Units so delivered to the Liquidating Trustee shall be disposed of by the Liquidating Trustee in accordance with the provisions of this Agreement and, to the extent not inconsistent, the provisions of the Liquidating Trust Agreement. The delivery of the Total Consideration shall be evidenced in such manner as MHC shall prescribe, consistent with the Second Amended and Restated MHC Operating Limited Partnership Agreement of Limited Partnership (the "MHC PARTNERSHIP AGREEMENT"), which manner shall include the delivery to the OP Partners (to be made, within six (6) months of closing) of a certificate denominating the OP Units ultimately held by such OP Partner (net of the pro rata amount of OP Units held in the Holdback Reserve pursuant to
Section 2.6 which are allocable to such OP Partner). The Liquidating Trustee and any OP Partner ultimately receiving OP Units from the Liquidating Trust pursuant to this Agreement may be required by MHC to execute an Admission Agreement in MHC's standard form attached as Exhibit I to this Agreement. Notwithstanding any other provision of this Agreement or any agreement related hereto, in no event shall MHC be obligated or compelled to issue any fractional OP Units, as further provided in Section 2.5.3.

     2.3 Existing Mortgage Financing. Certain of the Communities are encumbered by the mortgage loans (such loans, collectively, the "MORTGAGE LOANS"). A description of the promissory notes (collectively, the "MORTGAGE NOTES") evidencing the Mortgage Loans, the mortgages and/or deeds of trust (collectively, the "MORTGAGES") which secure the Mortgage Loans, the other principal loan documents relating to each Mortgage Loan, together with the balance of each Mortgage Loans and the current holder of the lender's interest under such Mortgage Loan (each such holder, a "LENDER"), is more particularly described in Exhibit J attached hereto. A true, correct and complete copy of each of the Mortgage Notes, the Mortgages, and all other documents related to or securing the Mortgage Notes (the Mortgage Notes, Mortgages and such other documents and instruments, collectively, the "MORTGAGE LOAN DOCUMENTS"), shall be submitted to MHC pursuant to Section 4.1.9 below. Contributor acknowledges and agrees that it shall be Contributor's obligation to obtain prior to Closing (i) the consent of each Lender to the transfer to MHC of (A) the Owned Community which is subject to any Mortgage Loans held by such Lender, or (B) any AP Interest the transfer of which is subject to the consent of such Lender, and (ii) the Mortgage Loan Estoppel Certificates provided for in
Section 7.2.1.1.15 below. MHC shall either take title to the Property and/or the AP Interests subject to the Mortgage Loans or shall assume the Mortgage Loans on a non-recourse basis, as the applicable loan documents evidencing a particular Mortgage Loan provide, and at the Closing shall receive a credit against the Property Exchange Consideration in an amount equal to the then total indebtedness secured by the Mortgages. Contributor reserves the right to pay off any or all of the Mortgage Loans prior to the Closing or to pay to MHC, in Cash, an amount equal to the total indebtedness secured by all or any of the Mortgages (including in such indebtedness and/or payment to MHC, without limitation, any and all prepayment premiums, penalties, or other charges which may arise in connection with such payoff), in lieu of providing the credit against the Property Exchange Consideration referred to above (such Cash so received by MHC being referred to herein as the "CASH PAYOFF"); provided, that in order to elect such payoff, Contributor must notify MHC of such election on or before July 25, 1997.

     2.4 Acquisition Value; Allocation. For the purpose of determining from time to time the value of the credits to and debits against the respective parties (e.g., prorations) with respect to the Total Consideration (consisting of OP Units), such OP Units shall be deemed to have a unit value equal to the Market Price (as defined below). The amount obtained by multiplying the Total Consideration by the Market Price is referred to herein as the "ACQUISITION VALUE." Prior to the Closing and if requested by MHC, MHC and Contributor shall agree upon the allocation of the Acquisition Value among the Land, the Improvements and the tangible Personal Property. As used in this Agreement, the "MARKET PRICE" means the closing per-share price of the common stock of Manufactured Home Communities, Inc. ("MHC REIT") on the business day immediately preceding the Closing Date.

     2.5 Liquidation of Contributor; Exchange of Certain OP Units. Pursuant to the terms and provisions of the Basic Agreement, this Agreement and Contributor's limited partnership agreement, and subject to the provisions of
Section 10.1.4, Contributor shall be dissolved as a limited partnership as soon as practicable after the consummation of the transactions provided for herein and payment of the Total Consideration as provided in Section 2.2, and shall commence to wind up its affairs and liquidate its assets as soon as possible thereafter. After the completion of such winding up and liquidation process, the net assets of Contributor (after the funding of such reserves as Contributor may have elected to establish) shall be distributed to the partners in Contributor in accordance with this Section 2, subject to the establishment and disposition of the Holdback Reserve (as defined herein) pursuant to the provisions of Section 2.6 of this Agreement and the Liquidating Trust Agreement. In connection with such distributions:

        2.5.1 Limitations on Distribution of OP Units; Exchange of OP Units for Notes/Cash. Only partners of Contributor who (i) are "accredited investors" (each, an "ACCREDITED INVESTOR") as defined in Rule 501(a) promulgated under the Securities Act of 1933, as amended (the "1933 ACT"), as and to the extent confirmed by the Liquidating Trustee and MHC after review of investor questionnaires to be completed by such partners and delivered by Contributor to MHC, (ii) agree to enter into a lock-up agreement as provided in Section 2.7, and (iii) shall have elected (at the time of the vote of the partners in Contributor with respect to the transaction contemplated herein) to receive OP Units (such partners, collectively, the "OP PARTNERS") shall be eligible to receive a distribution of OP Units in liquidation of their partnership interests in Contributor. The Liquidating Trustee shall exchange the OP Units which would otherwise have been allocable to all other partners of Contributor (such other partners, collectively, the "CASH PARTNERS") for either immediately available funds ("CASH") or Installment Notes (as hereinafter defined) as each such Cash Partner shall have elected (at the time of the vote of the partners in Contributor with respect to the transaction contemplated herein) and so instructed the Liquidating Trustee, as a distribution in liquidation of their respective allocable portions of the OP Units delivered by MHC to the Liquidating Trustee as payment of the Total Consideration. MHC shall deliver to the Liquidating Trustee Cash and Installment Notes in exchange for OP Units delivered to the Liquidating Trustee under Section 2.2 above as follows: Upon the direction of the Liquidating Trustee made in accordance with the terms and provisions of the Liquidating Trust Agreement, and the delivery (in manner and form prescribed by MHC) by the Liquidating Trustee to MHC the aggregate amount of OP Units which the Liquidating Trustee determines would otherwise be allocable to the Cash Partners had they been OP Partners in liquidation of their partnership interests in Contributor (such amount of OP Units, the "CASH PARTNER UNITS"), MHC shall deliver to the Liquidating Trustee Cash and/or Installment Notes in aggregate principal amount which together equal the number of Cash Partner Units being exchanged multiplied by $23.25 (the "SPECIFIED CONVERSION PRICE"), less the pro rata amount of the Mortgage Notes being assumed by MHC attributable to the Cash Partners. As used herein, "INSTALLMENT NOTE" means an installment promissory note made by MHC and secured by a standby letter of credit issued by a major commercial bank, which shall bear interest at the rate of six and one-half percent (6.5%) per annum; the initial holder of an Installment Note may elect to have the Installment Note to be in either of the forms set forth in Exhibit K (a five-year term paying only interest in quarterly installments in arrears prior to maturity and which may be extended to a ten-year term at the option of the holder, or a five-year term which pays interest in quarterly installments in arrears plus 20% of the original principal balance in arrears on each anniversary of the Closing Date during the term of the note) attached hereto.

        2.5.2 Mortgage Notes. To the extent that MHC does not receive from Contributor a Cash Payoff with respect to any of Mortgage Loans in accordance with Section 2.3 above, then each holder of interests of Contributor which will ultimately receive OP Units from the Liquidating Trustee shall, on the Closing Date, deliver to MHC an amount determined in proportion to such holder's pro rata share of Mortgage Notes of Contributor being assumed by MHC, such amount to be paid to MHC by the Liquidating Trustee on behalf of such holder in cash or in OP Units valued at the Market Price; each such holder of interests in Contributor which will ultimately receive cash or Installment Notes (in liquidation of its interest in the res of the Liquidating Trust) shall have such Cash or the amount of such Installment Notes reduced for such holder's pro rata share of the Mortgage Notes of Contributor being assumed by MHC. The outstanding principal balance of, and accrued interest on, such Mortgage Notes of Contributor encumbering the Property is as set forth in Exhibit J.

        2.5.3 Timing; Evidence of Exchanges; Fractional OP Units. Contributor and MHC agree that the various exchanges which are to occur pursuant to
Section 2.2 and Section 2.5 shall occur more or less concurrently on the Closing Date. Without limitation on MHC's right to further evidence such exchanges in such manner as MHC shall reasonably determine, such exchanges shall be evidenced in the Closing Statement. In no event shall MHC be obligated or compelled to issue any fractional OP Units. To the extent an OP Partner would otherwise be entitled to receive a fractional OP Unit as a result of the exchanges and distributions contemplated in this Section 2, such fractional amount shall be distributed to such OP Partner in Cash, and MHC agrees to accept OP Units in exchange for Cash from the Liquidating Trustee, at the Market Price per OP Unit exchanged, in order to enable the Liquidating Trustee to obtain the necessary Cash to distribute to OP Partners in respect of such fractional amounts; provided, however, that any person who would be entitled to receive Cash in lieu of a fractional OP Unit shall have the option to receive a whole OP Unit in lieu of such Cash payment by paying to MHC in Cash the difference between the Market Price of an OP Unit and the Cash to which such person would otherwise be entitled with respect to such fractional OP Unit.

     2.6 Holdback. After (a) the calculation and the delivery by MHC to the Liquidating Trustee of the Affiliated Partnership Exchange Consideration, and
(b) the exchange of Cash Partner Units for Installment Notes and/or Cash is made by the Liquidating Trustee under Section 2.5.1 (if any such exchange is to be made), but before any exchange pursuant to Section 2.5.2 above, an amount of OP Units (each such OP Unit to be valued at the Specified Conversion Price), Installment Notes, and Cash constituting (i) two and one-half percent (2.5%) of the number of OP Units delivered as the Total Consideration times the Specified Conversion Price (the "FINAL ACQUISITION VALUE"), plus (ii) the actual projected costs (or MHC's and Contributor's best estimate thereof) of any defects in the Property or the Affiliated Communities determined during the Inspection Period for which MHC does not receive a credit against the Total Consideration at Closing (the "ACTUAL PROJECTED COSTS") because the specific amount of such defect cannot be adequately determined at the time of the Closing, shall be held by the Liquidating Trustee in trust for the benefit of MHC to offset any MHC claims relating to any breach of a representation, warranty or covenant of Contributor hereunder or any defect of any Community or AP Interest being acquired by MHC in accordance with this Agreement or the Basic Agreement for which an amount is reserved pursuant to clause (ii) above (such amount of OP Units, Installment Notes and/or Cash being so held in trust by the Liquidating Trustee being referred to herein as the "HOLDBACK RESERVE"). The Holdback Reserve shall consist of OP Units, Cash and Installment Notes in the same the proportion of each as are in the Liquidating Trust on the Closing Date after giving effect to the provisions of Section 2 of this Agreement but prior to the distribution by the Liquidating Trustee of any OP Units, Cash or Installment Notes to Contributor or the holder of any interest in Contributor. Any Cash held in the Holdback Reserve shall be invested in federally insured demand deposit accounts or readily marketable obligations of the United States Treasury. Distributions made with respect to OP Units held in the Holdback Reserve, interest paid with respect to Installment Notes held in the Holdback Reserve and interest paid with respect to cash held in the Holdback Reserve may be distributed by the Liquidating Trustee to the appropriate partners of Contributor upon receipt by the Liquidating Trustee. The terms and provisions of the trust agreement pursuant to which the Liquidating Trustee holds the Holdback Reserve in trust for the benefit of MHC, MPW, and any applicable Affiliated Partnership, as appropriate, shall provide that immediately upon the submission to the Liquidating Trustee of a written claim (the "HOLDBACK RESERVE CLAIM NOTICE") by MHC and a written consent (the "HOLDBACK RESERVE CLAIM CONSENT NOTICE") by a majority of the persons and entities who are general partners of MPW as of the date of this Agreement (the "CONTRIBUTOR GENERAL PARTNERS," and such majority of the Contributor General Partners, collectively, the "CONTRIBUTOR REPRESENTATIVE"), the Liquidating Trustee shall immediately pay to MHC the amount stated in the Holdback Reserve Claim Notice, unless the Holdback Reserve Claim Consent Notice
(a) states a lesser amount, in which event the Liquidating Trustee shall immediately pay to MHC the amount stated in the Holdback Reserve Claim Consent Notice or (b) states that no amount is payable to MHC, in which event the Liquidating Trustee shall not pay any amount to MHC with respect to MHC's Reserve Claim Notice unless the Liquidating Trustee is directed to do so by an arbitrator in accordance with Section 13.18 below or unless the Holdback Reserve Claim Consent Notice is modified to direct a payment to MHC. By executing this Agreement as general partners of MPW, each of such Contributor General Partners agrees to cause a majority of the Contributor General
Partners to execute a Holdback Reserve Claim Consent Notice and deliver the same to the Liquidating Trustee within ten (10) business days after requested to do so by MHC. For the purposes of this Section 1.6, in the event that Western Mobileparks Inc., a California corporation ("WESTERN") is acquired by MHC or any wholly-owned subsidiary of the general partner of MHC (whether by merger or as otherwise contemplated in this Contribution Agreement), then Roger Howard or any person or entity designated by Roger Howard shall have the power in place and stead of Western to execute any Holdback Reserve Claim Consent Notices and serving with one or more of the other Contributor General Partners as the Contributor Representative. The foregoing agreement shall survive the Closing. The Holdback Reserve Claim Consent Notice shall set forth the amount which the parties executing the same believe in good faith to be the appropriate amount of MHC's claim. If the amounts set forth in the Holdback Reserve Claim Notice and the Holdback Reserve Claim Consent Notice disagree with one another, then the discrepancy shall be submitted to arbitration in accordance with Section 13.18 below, notwithstanding any payment of a lesser amount which may have been paid with respect to such Holdback Reserve Claim Notice. If the Holdback Reserve Claim Consent Notice is not delivered to Liquidating Trustee as provided herein, then, upon certification from MHC that MHC has requested the Holdback Reserve Claim Consent Notice as provided herein, the Liquidating Trustee shall immediately pay to MHC the amount stated in the Holdback Reserve Claim Consent Notice. MHC and Contributor shall hold Liquidating Trustee harmless from any claim against the Liquidating Trustee arising from the actions of the Liquidating Trustee taken in compliance with the terms of the trust agreement concerning the Holdback Reserve. Any balance of the Holdback Reserve remaining twelve (12) months after the Closing, and for which a claim is not pending, shall be released by the Trustee pro rata to the partners of Contributor. In the event Installment Notes and/or Cash are applied to the payment of a claim by MHC against the Holdback Reserve, such claim shall first be satisfied out of any accrued interest on the Installment Notes and Cash at the time of payment which has not then been disbursed by the Liquidating Trustee to partners in Contributor, and to the extent such interest (if any) is not sufficient to cover the portion of the claim allocable to payment out of Cash and Installment Notes, the balance shall be paid out of the principal amount of the Installment Notes and the Cash, respectively. OP Units held in the Holdback Reserve which are applied to the payment of any claim by MHC shall be valued at the closing per-share price of the common stock of MHC REIT on the business day immediately preceding the date on which payment of such claim to MHC is made by the Liquidating Trustee. Within eighteen (18) months after the Closing, MHC shall caused to be delivered to each of the OP Partners a certificate denominating the OP Units allocable to such OP Partner which were held in the Holdback Reserve and which were not applied and which are not then subject to a pending claim.

        2.6.1 Procedure for Determination of Actual Projected Costs. MHC shall notify Contributor of MHC's determination of Actual Projected Costs. If Contributor agrees with such determination, MHC and Contributor shall each execute a memorandum of such determination. In the event MHC and Contributor do not agree as to the determination of Actual Projected Costs, then the parties shall submit the determination of Actual Projected Costs to person or entity reasonably acceptable to MHC and Contributor (the "ARBITRATOR") for binding resolution of the issue, such resolution to be completed prior to the Closing Date. Each of MHC and Contributor shall submit to the Arbitrator a statement of the amount of Actual Projected Costs it believes is warranted, together with any supporting documents and materials such party believes supports its position. Prior to the Closing, the Arbitrator shall render its decision as to the amount of the Actual Projected Costs (if any), which decision shall be final and binding upon MHC and Contributor, subject to the provisions of Section 2.6. In rendering its decision, the Arbitrator may select the Actual Projected Costs proposed by either of MHC or Contributor, or can determine a different amount of the Actual Projected Costs between the two submitted by the parties based on the information provided to the Arbitrator by MHC and Contributor. The fees of the Arbitrator shall be paid equally by Contributor and MHC.

     2.7 Rights and Restrictions of OP Units; Lock-Up Agreement; Subscription

Agreement. The OP Units issued to the Liquidating Trustee pursuant to Section 2 shall be subject to the rights, privileges and restrictions set forth in the Second Amended and Restated MHC Operating Limited Partnership Agreement of Limited Partnership (the "MHC PARTNERSHIP AGREEMENT"). OP Units shall be exchangeable for fully-paid nonassessable common stock of MHC REIT on a one for one basis at the holder's option, subject to the terms of the MHC Partnership Agreement, but only at any time after 12 months from the Closing Date, except as otherwise provided in this Agreement. As a further requirement at Closing, in order to be eligible to receive OP Units, OP Partners and the Liquidating Trustee shall be required (i) to have executed a lock-up agreement (the "LOCK-UP AGREEMENT"), substantially in the form attached to this Agreement as Exhibit L, under which such Partners may not transfer, encumber or pledge OP Units without the consent of MHC REIT for a period of 12 months following the date of issuance of OP Units and (ii) to have completed and executed a subscription agreement (the "SUBSCRIPTION AGREEMENT") substantially in the form attached to this Agreement as Exhibit M. Contributor shall cause the Lock-Up Agreements and Subscription Agreements required pursuant to this Agreement to be executed and delivered by the appropriate parties no later than August 8, 1997, and that Lock-Up Agreements and Subscription Agreements for partners or owners of Affiliated Partnerships shall be executed and delivered by the appropriate partner or owner (as the case may be) no later than August 8, 1997.

3    OPERATION OF PROPERTY THROUGH CLOSING

     Through the Closing Date (as such term is hereinafter defined), except as otherwise specifically provided in this Agreement, Contributor shall:

     3.1 manage and operate the Property, and cause each of the Affiliated Communities to be managed, operated and maintained in a manner consistent with prior practice. Contributor shall not cause, permit or allow any change in the management of, or the normal and customary leasing and billing practices with respect to, any of the Communities;

     3.2 other than rentals in the ordinary course of business, not cause, permit, or allow the sale, mortgage, pledge, hypothecation or other transfer or disposition of all or any part of the Communities or any interest therein, nor initiate, consent to, approve or otherwise take any action with respect to zoning or any other governmental rules or regulations applicable to all or any part of any of the Communities as of the date of this Agreement;

     3.3 not cause, permit or allow the written or oral termination, modification, amendment, extension or renewal of any Lease or Service Contract (including any action which would change any rents charged to tenants of any of the Communities), nor cause the creation of any new written or oral Lease or Service Contract or other agreement concerning all or any portion of any of the Communities, without the prior written consent of MHC (which consent shall not be unreasonably withheld or delayed);

     3.4 neither take any action nor omit to take any action which would render or allow title to any of the Communities to be nonconforming to the requirements of this Agreement;

     3.5 provide MHC such access to each of the Communities as is reasonably necessary for it to inspect the same to assure that Contributor is complying with the requirements of this Section 3 (provided that MHC shall not unreasonably disturb or interfere with tenants of the Communities);

     3.6 promptly deliver to MHC (i) copies of any operating statements for any of the Communities which come into the possession or control of Contributor for any period(s) including the period between the date of this Agreement and the Closing Date, and (ii) written notice of the occurrence of any event which affects the truth or accuracy in any material way of any representations or warranties made or to be made by Contributor under or pursuant to this Agreement;

     3.7 comply with all laws, statutes, ordinances, rules and regulations of the United States of America or any constituent state, or any federal, state or local government, or any agency, body or subdivision thereof, and with respect to any given Community, all agreements, covenants, conditions, easements and restrictions, relating to such Community (all of the foregoing, collectively, "APPLICABLE LAW"); and

     3.8 cause to be maintained in full force and effect all insurance coverage for each of the Communities in effect as of the date of this Agreement.

     3.9 not sell, mortgage, pledge, hypothecate or otherwise transfer or dispose of all or any part of any interest held by Contributor in any Affiliated Partnership;

     3.10 not initiate, consent to, approve or otherwise take any action with respect to (i) the assets or liabilities of Contributor or any Affiliated Partnership, or (ii) any modification to or amendment of the partnership agreement of Contributor or any Affiliated Partnership, without the prior written consent of MHC, which consent shall not be unreasonably withheld or delayed.

4    INSPECTION

     4.1 Certain Inspection Materials. Within ten (10) days after the date of this Agreement, Contributor shall furnish to MHC:

           4.1.1 the Rent Roll for each Community provided for in Section 1.6.1 above, and make available to MHC true, correct and complete copies of all the Leases;

           4.1.2  the list of all Service Contracts provided for in Section
     1.1.6 above, together with a true, correct and complete copy of each written Service Contract and a true, correct and complete summary of each oral Service Contract;

           4.1.3  the list of all Home Financing Loans provided for in Section
     1.1.6 above, together with a true, correct and complete copy of each loan document included in the Home Financing Loans;

           4.1.4 the itemization of the tangible Personal Property as provided for in Section 1.1.4 above;

           4.1.5 schedule of all insurance policies owned by or on behalf of Contributor with respect to each of the Communities or any part thereof;

           4.1.6 copies of all operating statements for any of the Communities which are in the possession or control of Contributor for any time during the period commencing with the first day of the second full calendar year preceding the date of this Agreement and ending on the date of this Agreement;

           4.1.7 to the extent the same have been provided by the Title Insurer or a surveyor, copies of the most recent survey of and title policy or commitment for the Premises of each Community in the possession or reasonable control of Contributor;

           4.1.8 copies of all environmental reports, termite inspection reports, soil tests, appraisals and police reports (within a three (3) year period prior to the date of this Agreement) in Contributors possession or control;

           4.1.9 a true, correct and complete copy of each of the Mortgage Loan Documents and all other documents or instruments related thereto; and

           4.1.10 a true, correct and complete copy of each of the tax returns for each of the three most current fiscal years of each Affiliated Partnership in which MHC will acquire Contributor's AP Interest.

     4.2 Inspection of Property and AP Interests. MHC shall have until August 29, 1997 to inspect the Communities and other items relating to the AP Interests and to review all of the documents and other information provided for in Section 4.1 above and Section 5 below (the "INSPECTION PERIOD"). During the Inspection Period, MHC and its agents, engineers, surveyors, appraisers, auditors and other representatives shall have the right to enter upon each of the Communities to inspect, examine, survey, obtain engineering inspections and environmental studies, appraise and otherwise do that which, in the opinion of MHC, is necessary to determine the boundaries, acreage and condition of each of the Communities and the suitability of the Property and the AP Interests for the uses intended by MHC (including, without limitation, inspect, review and copy any and all documents in the possession or control of Contributor, its agents, contractors or employees, and which pertain to the construction, ownership, use, occupancy or operation of each of the Communities or any part thereof). Also during the Inspection Period, Contributor shall make all of Contributor's books, files and records relating in any way to the Communities or to Contributor available for examination by MHC and MHC's agents and representatives, who shall have the right to make copies of such books, files and records and to extract therefrom such information as they may desire, and who shall have the right to audit and have certified, thoroughly and completely, all income and expenses, profits and losses, and operational results of each of the Communities and of Contributor for the three (3) calendar years prior to the Closing Date and for the current calendar year to date.

     4.3 Right of Entry. Between the date of this Agreement and the Closing Date, MHC and its agents or representatives shall have the right to enter upon each of the Communities for the purpose of examining, inspecting and testing the Communities. MHC shall defend, indemnify, and hold Contributor harmless from any and Claims (as defined in Section 11.1 below) suffered by Contributor arising from physical damage to the Communities or physical injury or death caused to an individual occurring on the Premises of the Communities caused by the negligent acts of MHC, its agents or representatives while on the Premises of any of the Communities, to the extent such damage is not proximately caused by the negligence or wilful misconduct of Contributor, its agents, employees or representatives; provided, however, that if any claim relating thereto is asserted against Contributor, Contributor shall promptly give written notice thereof to MHC and allow MHC a reasonable opportunity to defend the same.

     4.4   Adjustment to NOI.

           4.4.1 Adjustment. The Estimated Allocated Acquisition Value of each Community shall be adjusted based on any facts or circumstances affecting the NOI of each such Community or any defects of the Community discovered by MHC in the course of its due diligence inspection of the Communities, such adjustments to be as determined in accordance with the guidelines described in Exhibit C attached hereto. NOI shall include any revenues and expenses attributable to the ownership and leasing of manufactured homes owned by Contributor or any Affiliated Partnership. Notwithstanding the foregoing, the adjustment of the Acquisition Value for any Community resulting from the aggregate of adjustments to NOI and/or adjustments arising from property related defects discovered in MHC's due diligence process shall not exceed five percent (5%) of the amount of the Estimated Allocated Acquisition Value for such Community, provided that such adjustments may exceed five percent (5%) with respect to (A) adjustments for damages due to fire, floods, earthquakes, war, riots or other catastrophic events outside of the control of Contributor or the applicable Affiliated Partnership, (B) partnership indebtedness and related prepayment penalties, and (C) adjustment(s) made as a result of incorrect financial information submitted to MHC by

Contributor and used in the preparation of the information set forth in
Schedule 1. Additionally, it is agreed that to the extent that the implementation of the provisions of California Proposition 13 will not affect the NOI of a Community as a result of a closing, then no adjustment will be made to the NOI for such Community.

           4.4.2 Procedure for Adjustment. In the event MHC determines that an adjustment to the Acquisition Value of any Community is necessary or appropriate pursuant to Section 4.4.1 above, then not later than five business days prior to the expiration of the Inspection Period, MHC shall notify Contributor of MHC's proposed adjustment. If Contributor agrees with such adjustment, MHC and Contributor shall each execute a memorandum of such adjustment. In the event MHC and Contributor do not agree as to an adjustment to the Allocated Acquisition Value of a particular Community proposed by MHC on or before the last day of the Inspection Period, then the parties shall submit the disputed adjustment to the Arbitrator for binding resolution of the issue, such resolution to be completed prior to the Closing Date. Each of MHC and Contributor shall submit to the Arbitrator a statement of the amount of adjustment it believes is warranted, together with any supporting documents and materials such party believes supports its position. Not later than 20 business days following the expiration of the Inspection Period, the Arbitrator shall render its decision as to the amount of the adjustment to be made (if any), which decision shall be final and binding upon MHC and Contributor, subject to the provisions of Section 4.4.1. In rendering its decision, the Arbitrator may select the adjustment (or no adjustment) proposed by either of MHC or Contributor, or can determine a different amount of adjustment between the two submitted by the parties based on the information provided to the Arbitrator by MHC and Contributor. The fees of the Arbitrator shall be paid equally by Contributor and MHC.

5    TITLE AND ENVIRONMENTAL CONDITION OF COMMUNITIES

     5.1 State of Title. At the Closing, Contributor shall convey to MHC or MHC's designee the entire fee simple estate (or ground leasehold or ground subleasehold estate) in and to the Premises of the Owned Communities by a recordable special warranty deed or grant deed (as appropriate for the state in which the such Premises are located), subject only to: (A) those covenants, conditions and restrictions of record which are reviewed and approved by MHC pursuant to Section 5.3 (such approval not to be unreasonably withheld), (B) rights of tenants under the Leases, as tenants only, with no option or other right to purchase all or any portion of applicable Community, (C) the lien of general real estate taxes for the tax fiscal year in which the Closing occurs and subsequent years, not yet due or payable , and (D) the Mortgage Loans which are assumed by MHC in accordance herewith (the above enumerated exceptions being hereinafter collectively referred to as the "PERMITTED EXCEPTIONS");

     5.2 Preliminary Evidence of Title. As specified below, Contributor shall furnish MHC with (or MHC shall obtain directly, as provided below) the following documents to evidence the condition of Contributor's or the applicable Affiliated Partnership's title to each of the Communities:

           5.2.1 MHC shall obtain a commitment (the "TITLE COMMITMENT") for one or more ALTA Form B (1970) owner's policies of title insurance to be delivered to MHC upon the Closing pursuant to Section 7.2.1.1.2 below (individually, a "TITLE POLICY," and collectively, the "TITLE POLICIES") which will insure MHC or MHC's designee, or where MHC is acquiring an AP Interest hereunder, the Affiliated Partnership to which such AP Interest relates, and will insure title to fee simple and/or ground leasehold estates constituting the Premises of the Owned Communities or of the Affiliated Communities relating to the AP Interests which MHC will be acquiring under this Agreement (such Premises, individually and collectively, the "INSURED PREMISES"), as applicable, in the amount of the Acquisition Value of the Community to be covered by such Title Policy, issued through the Chicago, Illinois national office of First American Title Insurance Company (the "TITLE INSURER") designated by MHC, in coordination with the Title Insurer's local agency. Each Title Commitment shall have an effective date after the date of this Agreement and shall be irrevocable for at least six (6) months, shall show fee simple title and/or leasehold title (as appropriate) to the applicable Insured Premises in either Contributor or the applicable Affiliated Partnership. Each of the Title Policies to be issued to MHC at the Closing as set forth in Section 7.2.1.1.2 below shall provide for extended coverage by deletion of the so-called general or standard exceptions which are a part of the printed form of standard ALTA policy, and shall include (to the extent each of the following endorsements or a reasonable equivalent is available in the applicable jurisdiction): (A) an ALTA modified Form 100 owner's comprehensive endorsement, (B) an ALTA Form 103.7 zoning endorsement (including coverage as to parking), (C) a CLTA Form 103.7 access endorsement,
(D) coverage insuring any easements for utilities servicing the Insured Premises that do not connect to the Insured Premises from a public street, (E) an endorsement over or deletion of any creditors' rights exclusion or exception shown in the Title Commitment, (F) an endorsement which keeps the policy in effect notwithstanding a technical dissolution of the insured partnership (if applicable), (G) a non-imputation endorsement, (H) special endorsement insuring against liquidated damages, options, private charges or assessments, or approvals by future purchasers or occupants, (I) an endorsement insuring against mechanics' liens, (J) a CLTA Form 116.7 Subdivision Map Act or similar endorsement, (K) an endorsement over mineral rights, (L) an endorsement over riparian or other water rights, and (M) such other endorsements as counsel for MHC shall reasonably deem appropriate. Contributor shall be provided with a copy of each Title Commitment.

           5.2.2 During the Inspection Period, MHC shall obtain and shall furnish to Contributor copies of written results of searches (the "UCC SEARCHES") conducted by a company reasonably acceptable to MHC of the records of the County Recorder of the County and Secretary of State of the State in which each Community is located for Uniform Commercial Code Financing Statements, tax liens and the like in the name of Contributor, any applicable Affiliated Partnership, and any other name or location reasonably requested by MHC, effective as of a date after the date of this Agreement.

           5.2.3 Contributor shall furnish or cause to be furnished to MHC legible copies of all documents of record referred to in such Title Commitment or disclosed by such UCC Search (as applicable), and all other documents evidencing or, to the extent in the possession or control of Contributor or the applicable Affiliated Partnership, relating to, matters reflected in such Title Commitment or such UCC Search, within a period of time which is sufficient to allow MHC a reasonable opportunity to review and comment upon such documents within the time for the parties' performance called for in this Agreement.

           5.2.4 MHC shall obtain a current plat of survey (each, a "SURVEY") of the Premises of each Community, dated after the date of this Agreement, certified to MHC, Mobileparks West, a California limited partnership, and the Title Insurer (and such other persons or entities as MHC may designate) by a surveyor registered in the State in which such Premises are located as having been prepared (a) in accordance with the "Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys", as jointly established and adopted by the American Land Title Association ("ALTA") and the American Congress on Surveying and Mapping ("ACSM") in 1992, and including Items I through 13 of Table A thereof, and (b) pursuant to the Accuracy Standards (as adopted by ALTA and ACSM and in effect on the date of such certification) of an "Urban" Survey (as defined therein). It shall be a condition to MHC's obligations hereunder that each Survey also contain the surveyor's certification that the subject Premises are not located in any area designated by any governmental agency or authority as being a flood-prone or flood-risk area (whether pursuant to the Flood Disaster Act of 1973, as amended, or otherwise), and that the requirements of the National Flood Insurance Program are not applicable to such Premises.

     5.3 Title Defects. If any Title Commitment, UCC Search or Survey (or any revision or update of any of them) discloses exceptions to title other than Permitted Exceptions or any other matter which does not conform to the requirements of this Agreement, MHC shall so notify Contributor and Contributor shall have until 5:00 p.m. (Chicago, Illinois time) on the last day of the Inspection Period (as hereinafter defined) to have each such unpermitted exception to title removed or to correct each such other matter, in each case to the satisfaction of MHC. If within the time specified Contributor fails to have each such unpermitted exception or other matter removed or corrected, MHC may, at its option, and in addition to all other rights and remedies available to MHC under or pursuant to this Agreement, either (A) terminate this Agreement with respect to the Owned Community or AP Interest affected by such unpermitted exception, in which event this Agreement, without further action of the parties, shall become null and void and neither party shall have any further rights or obligations under this Agreement with respect to such Community or AP Interest, or (B) elect to accept title to the applicable Owned Community (or the AP Interest relating to an applicable Affiliated Community) as it then is with the right to deduct from the Acquisition Value a sum equal to the amount required to discharge or correct liens, encumbrances, or defects of a definite or ascertainable amount. If MHC fails to make either such election, and elects not to pursue its other rights and remedies as aforesaid, MHC shall be deemed to have elected option (A) above.

     5.4 Environmental Audit. MHC shall obtain, and shall furnish to Contributor a copy of, a current Phase I environmental audit (the "ENVIRONMENTAL AUDIT") of the Premises of each Community dated after the date of this Agreement, addressed to MHC, Contributor and the Title Insurer (and such other persons or entities as MHC may designate) by a licensed environmental engineering firm approved by MHC, each of which Environmental Audits shall be performed in accordance with ASTM standards for Phase I Environmental Audits, and shall be sufficient to satisfy the due diligence requirements of the "innocent buyer" defense under CERCLA (as hereinafter defined).

     5.5 Environmental Defects. In the event MHC determines that any environmental contamination or other condition affects any Community, and MHC in good faith determines that the cost to remediate such condition might reasonably exceed $100,000, MHC shall have the right to terminate this Agreement with respect to the Owned Community or the AP Interest relating to the Affiliated Community which is affected by such contamination or other condition; upon such termination by MHC, the parties shall have no further obligations under this Agreement with respect to the affected Community or AP Interest.

6    CONDITIONS PRECEDENT

     6.1 Conditions to Obligations of Contributor. The obligations of Contributor to consummate the transaction provided for in this Agreement are subject to the satisfaction of each of the following conditions unless otherwise provided:

           6.1.1 Each and every representation and warranty of MHC contained in this Agreement shall be true in all material respects as of the Closing Date of such acquisition;

           6.1.2 No claim, action, suit, investigation or other proceeding shall be pending before any court or governmental agency which presents a substantial risk of the restraint or prohibition of the transactions contemplated by this Agreement or the obtaining of material damages in connection therewith;

           6.1.3 Since the date hereof, there shall not have occurred any material adverse change in the financial condition of MHC or MHC REIT;

           6.1.4 The holders of the requisite amount of limited partners of Contributor shall have approved the sale of the Property and AP Interests, if any, to MHC;

           6.1.5 Either (A) the requisite number of partners or owners of the related Affiliated Partnership shall have consented to the Affiliated Partnership Offer to such Affiliated Partnership pursuant to a separate contribution agreement between such Affiliated

Partnership and MHC, or (B) to the extent that such consent is required under the partnership agreement of such Affiliated Partnership, the requisite number of partners or owners of the related Affiliated Partnership shall have consented to the transfer of Contributor's AP Interest in such Affiliated Partnership to MHC in accordance with the provisions of this Agreement (in the event that such Affiliated Partnership and its partners shall have not have accepted the Affiliated Partnership Offer concerning such Affiliated Partnership), and all rights of first refusal in favor of partners or owners (other than Contributor) of the related Affiliated Partnership have been waived or deemed waived.

None of the conditions set forth in this Section 6 shall be deemed or construed to modify or limit in any way the obligations of Contributor under the Basic Agreement and this Agreement to use its best efforts to cause the partners or owners of each Affiliated Partnership to consent to the contribution of the Community owned by such Affiliated Partnership to MHC in exchange for OP Units, pursuant to a separate contribution agreement between such Affiliated Partnership and MHC, or (B) the transfer of Contributor's AP Interest in such Affiliated Partnership to MHC in accordance with the provisions of this Agreement.

     6.2 Conditions to Obligations of MHC. The obligations of MHC to consummate the transaction provided for in this Agreement are subject to the satisfaction of each of the following conditions:

           6.2.1 Each and every representation and warranty of Contributor contained in this Agreement shall be true in all material respects as of the Closing Date;

           6.2.2 No claim, action, suit, investigation or other proceeding shall be pending before any court or governmental agency which presents a substantial risk of the restraint or prohibition of the transactions contemplated by this Agreement or the obtaining of material damages in connection therewith;

           6.2.3 Since December 31, 1996, there shall not have occurred any material adverse change in the financial condition of Contributor or any Affiliated Partnership;

           6.2.4 Completion of due diligence and satisfaction of MHC with the results thereof; and

           6.2.5 Either (A) the requisite number of partners or owners of the related Affiliated Partnership shall have consented to the Affiliated Partnership Offer to such Affiliated Partnership pursuant to a separate contribution agreement between such Affiliated Partnership and MHC, or (B) to the extent that such consent is required under the partnership agreement of such Affiliated Partnership, the requisite number of partners or owners of the related Affiliated Partnership shall have consented to the transfer of Contributor's AP Interest in such Affiliated Partnership to MHC in accordance with the provisions of this Agreement (in the event that such Affiliated Partnership and its partners shall have not have accepted the Affiliated Partnership Offer concerning such Affiliated Partnership), and all rights of first refusal in favor of partners or owners (other than Contributor) of the related Affiliated Partnership have been waived or deemed waived.

           6.2.6 At MHC's sole option and election, and other than with respect to any Community or AP Interest with respect to which this Agreement shall have terminated in accordance with its terms, (A) the closing of the sale to MHC of each of the Affiliated Community owned or held by an Affiliated Partnership which has accepted MHC's Affiliated Partnership Offer to purchase such Community, (B) the closing of the sale of Contributor's AP Interest in each Affiliated Partnership which shall not have accepted MHC's Affiliated Partnership Offer to purchase the Community owned or held by such Affiliated Partnership, and (C) the closing of the sale of the Property by Contributor to MHC, shall occur simultaneously.

           6.2.7 MHC shall have received prior to the Closing an original counterpart of each of the Admission Agreement, the Subscription Agreement and the Lock-Up Agreement executed by each OP Partner.

           6.2.8 The Liquidating Trustee shall be competent to serve and undertake the duties and responsibilities of a trustee. The Liquidating Trustee and the form and substance of the Liquidating Trust Agreement and related procedures must be consistent with the terms of this Agreement and shall be approved by MHC (such approval not to be unreasonably withheld or delayed).

           6.2.9 As of the Closing, Contributor shall have fully performed and satisfied each and every obligation, term and condition to be performed and satisfied by Contributor under this Agreement.

           6.2.10 During the Inspection Period, MHC may reasonably determine that there exist facts, matters or circumstances relating to the physical or legal condition of a Community (including environmental matters, infrastructure defects or zoning matters but excluding standard items of income and expense included in the calculation of NOI pursuant to Exhibit C) which, in the aggregate (including Actual Projected Costs included within the Holdback Reserve and adjustments to NOI), reduce the value of the Community in an amount which exceeds five percent (5%) of the Estimated Acquisition Value for the Community (as calculated as if Contributor was receiving Cash). If MHC makes the foregoing determination (the "MHC FIVE PERCENT DETERMINATION") and MPW disagrees with the MHC Five Percent Determination, the matter shall be submitted to arbitration in accordance with Section 6.2.11 below. If (A) MPW agrees with the MHC Five Percent Determination or if MHC is the successful in such arbitration (i.e., the Arbitrator determines that such facts, matters or circumstances reduce the value of the Community in an amount which exceeds five percent (5%) of the Estimated Acquisition Value for the Community), and

(B) Contributor is unwilling to either (1) make an acceptable adjustment to the Acquisition Value, or (2) cure any such fact, matter or circumstance to MHC's reasonable satisfaction prior to closing, then (Y) MHC may terminate this Agreement with respect to such Community (or the AP Interest relating to the Affiliated Partnership which owns or holds such Community) by providing written notice of termination to Contributor, whereupon this Agreement shall become null and void with respect to such Community (or AP Interest) and neither Contributor nor MHC shall have any or further liability or obligation hereunder or (Z) MHC may proceed under this Agreement with respect to such Community in which event the Estimated Acquisition Value for such Community shall be reduced by five percent (5%), and MHC shall have no right to any further adjustment to the Estimated Acquisition Value for such Community.

           6.2.11 Arbitration. In the event MHC makes the MHC Five Percent Determination with respect to a particular Community, pursuant to Section
6.2.10 above, and Contributor disagrees with the MHC Five Percent Determination, then the parties shall submit the issue to the Arbitrator for binding resolution of the issue, such resolution to be completed prior to the Closing Date. Each of MHC and Contributor shall submit to the Arbitrator any supporting documents and materials such party believes supports its position. Prior to the Closing, the Arbitrator shall decide whether there exist facts, matters or circumstances relating to the physical or legal condition of a particular Community (including environmental matters, infrastructure defects or zoning matters but excluding standard items of income and expense included in the calculation of NOI pursuant to Exhibit C) which, in the aggregate (including Actual Projected Costs included within the Holdback Reserve and adjustments to NOI), reduce the value of the particular Community in an amount which exceeds five percent (5%) of the Estimated Acquisition Value for the particular Community (as calculated as if Contributor was receiving Cash). The Arbitrator's decision shall be final and binding upon MHC and Contributor, subject to the provisions of Section 6.2.10. The fees of the Arbitrator shall be paid equally by Contributor and MHC.

7    CLOSING

     7.1 Closing Date. The "CLOSING" of the transaction contemplated by this Agreement (that is, the issuance of the OP Units, the transfer of title to the Property and to the AP Interests (if applicable), and the satisfaction of all other terms and conditions of this Agreement) shall occur at 8:00 a.m. California time on August 29, 1997 (the "SCHEDULED CLOSING DATE"), at the offices of Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois 60603, or at such other time and place as Contributor and MHC shall agree upon; provided, however, that (i) in the event that a condition to closing is not satisfied as of such date, the party whose performance is conditioned upon such satisfaction may extend the date of Closing to a date no later than October 31, 1997 (the "OUTSIDE CLOSING DATE") for the satisfaction of such condition, and
(ii) provided that all conditions to Contributor's obligations hereunder have been satisfied, MHC, at MHC's election, may accelerate the date of Closing upon not less than ten (10) days prior written notice to Contributor. The "CLOSING DATE" shall be the date of the Closing. If the scheduled date of the Closing above provided for falls on a Saturday, Sunday or legal holiday, the Closing Date shall be the next business day. Notwithstanding any other provision of this Agreement, unless otherwise agreed by the parties hereto in writing, this Agreement shall expire on January 31, 1998 if the Closing has not occurred by such date, and upon such expiration, neither party shall have any further obligation to the other except as otherwise expressly provided herein.

     7.2   Closing Documents.

           7.2.1 Contributor. At the closing, Contributor shall deliver to MHC the following original items (each in form and substance acceptable to MHC, if not attached to this Agreement as an exhibit), executed and acknowledged (as necessary or appropriate) by Contributor and other parties:

           7.2.1.1   Items Relating to Property and AP Interests.

           7.2.1.1.1 An assignment and assumption of each ground lease included in any of the Premises of the Owned Communities and any ground lease included in any other Community the lessee's interest in which is held by Contributor
(each, an "ASSIGNMENT AND ASSUMPTION OF GROUND LEASE") in form and substance reasonably acceptable to MHC and Contributor;

           7.2.1.1.2 A Title Policy (or in the alternative, the irrevocable commitment of the Title Insurer to issue each of the Title Policies within fifteen (15) business days after the Closing) insuring title to the Premises of each Owned Community and the Premises of each Affiliated Community relating to the AP Interests being acquired by MHC at the Closing (each such Affiliated Community being referred to herein as an "AP INTEREST COMMUNITY"), with each such Title Policy to be in the form and condition required by Section 5.2.1 of this Agreement;

           7.2.1.1.3 A letter, in form and substance reasonably acceptable to MHC and Contributor, advising tenants under each of the Leases affecting the Owned Communities, and the Affiliated Communities related to any AP Interest being acquired by MHC pursuant to this Agreement, of the change in management of the such Communities;

           7.2.1.1.4 A closing settlement statement (the "CLOSING STATEMENT") prepared by MHC and approved and executed by Contributor and MHC, and setting forth Contributor's agreement as to the occurrence and amounts of all exchanges to occur pursuant to this Agreement, in addition to the amount of all charges and credits to the parties under this Agreement;

           7.2.1.1.5 All of the original Leases, all written Service Contracts assigned to MHC or held by the Affiliated Partnership in which MHC is acquiring Contributor's AP Interest, all original documents included in the Home Financing Loans, and any and all building plans, surveys, site plans, engineering plans and studies, utility plans, landscaping plans, development plans, blueprints, specifications and drawings, construction drawings, soil tests, environmental reports and other documentation concerning all or any part of the Property or any of the Affiliated Communities with respect to which MHC is acquiring Contributor's AP Interest and in the possession or control of Contributor, and all keys for the Property and the Affiliated Communities with respect to which MHC is acquiring Contributor's AP Interest;

           7.2.1.1.6 A certified copy of the partnership agreement of Contributor, with all amendments and modifications thereto, certified copies of the Certificate of Limited Partnership of Contributor, with all amendments and modifications thereto, and, with respect to each corporate general partner in Contributor: (A) a corporate resolution authorizing the contribution of the Property and the applicable AP Interests to MHC and the execution of the documents to be delivered at the Closing, (B) a certificate of good standing,
(C) a certified copy of the articles of incorporation and bylaws, and (D) a certificate of incumbency certifying the titles and signatures of the corporate officers authorized to consummate the transaction contemplated by this Agreement on behalf of each of the corporate general partners in Contributor, and such other evidence of Contributor's power and authority as MHC may reasonably request prior to the Closing;

           7.2.1.1.7 Contributor's affidavit of non-foreign status (the "NON-FOREIGN STATUS AFFIDAVIT"), in form and substance reasonably acceptable to MHC and Contributor, providing for, among other things, a statement, under penalty of perjury, of Contributor's U.S. Taxpayer Identification Number and that Contributor is not a "foreign person" within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended (the "CODE") or Sections 18662, 18668 and 18669 of the California Revenue and Taxation Code;

           7.2.1.1.8 All other necessary or appropriate documents required by MHC in order to perfect the contribution, conveyance, transfer and assignment of the Property and the AP Interests to MHC or MHC's designee (including, without limitation, the currently effective certificate(s) of occupancy for the Property, and such endorsements to the Title Policies as counsel for MHC may deem advisable);

           7.2.1.1.9   Any transfer tax returns required by Applicable Law;

           7.2.1.1.10 An Admission Agreement executed by each OP Partner and a counterpart signature page of the MHC Partnership Agreement executed by each OP Partner;

           7.2.1.1.11 Such other documents as are necessary for Contributor to comply with its obligations under this Agreement or as are reasonably required by the Title Insurer in connection with the issuance of the Title Policies or by MHC in connection with the issuance of the OP Units;

           7.2.1.1.12 In the event any of the Owned Communities or the AP Interest Communities are subject to a homeowners association or similar organization: an estoppel certificate from such association or organization meeting with MHC's reasonable satisfaction and otherwise substantially in the form of the proposed certificate furnished to Contributor by MHC; any and all declarations, by-laws, minute books (to the extent Contributor has the right and reasonable ability to disclose the same) relating to any such homeowner association or similar organization; and to the extent Contributor controls the homeowner's association or similar organization;

           7.2.1.1.13 An affidavit in form and substance acceptable to MHC and the Title Insurer, stating in substance that no notice is required to be sent to a resident organization under California Civil Code Section 798.80 with respect to either (A) the transfer of any of the Property or the AP Interests by Contributor to MHC, or (B) the transfer to MHC of title to any Affiliated Community by the Affiliated Partnership which owns or holds such Affiliated Community;

           7.2.1.1.14 A certificate (each, a "GROUND LESSOR'S ESTOPPEL CERTIFICATE") addressed to Contributor, MHC and such other persons or entities as MHC may designate, from each holder of the lessor's estate concerning any portion of the Premises of any Community consisting of a leasehold (each such holder, a "GROUND LESSOR"), dated not more than twenty (20) days prior to the Closing Date, certifying, among other things, the amount and frequency of the rent payments reserved under the lease, remaining term of the lease, any options to extend the term of the lease, that such lease is in full force and effect, that all rent and other amounts due and payable thereunder have been paid in full, that there are no defaults thereunder, and that attached to such certificate is a true, correct and complete copy of such lease and all amendments thereto. The estoppel certificate shall also include a statement to the effect that there is no pending sale of the real estate covered by such lease, but such statement shall not be required for the estoppel certificate to be acceptable to MHC;

           7.2.1.1.15 A certificate (each, a "MORTGAGE LOAN ESTOPPEL CERTIFICATE") addressed to Contributor, MHC and such other persons or entities as MHC may designate, from each Lender holding a Mortgage Loan, dated not more than twenty (20) days prior to the Closing Date, which sets forth the then-current balance of the applicable Mortgage Note, the monthly payments required thereunder, the amounts of any monies being escrowed for taxes, insurance or the like, and an affirmative statement that such Mortgage Note is current and that no defaults exist on the part of the borrower as to such Mortgage Note or the related Mortgage Loan Documents. Each Mortgage Loan Estoppel Certificate shall also contain the consent of the Lender to the transaction contemplated by this Agreement, and the agreement of such Lender that the closing of such transaction will not cause any acceleration of the debt evidenced by the applicable Mortgage Note, and any other statements which counsel for MHC deems advisable but which are not inconsistent with the foregoing; and

             7.2.1.1.16 A certificate (each, a "HOME FINANCING ESTOPPEL CERTIFICATE") addressed to Contributor, MHC and such other persons or entities as MHC may designate, from the obligor under each Home Financing Loan, and (to the extent such person is not the same as such obligor), from the legal holder of each manufactured home which is subject to a Home Financing Loan, dated not more than twenty (20) days prior to the Closing Date, which sets forth the then-current balance of such Home Financing Loan, the monthly payments required thereunder, the amounts of any monies being escrowed for taxes, insurance or the like, and an affirmative statement that such Home Financing Loan is current and that no defaults exist on the part of the borrower/debtor/trustor nor the holder of the lender's interest under such Home Financing Loan and all documents securing the same, and that the borrower/debtor/trustor does not have any right of setoff or any other defense against the payment of all amounts due and payable under the applicable Home Financing Statement as stated therein.

             7.2.1.1.17 An opinion of Contributor's counsel in form and substance reasonably satisfactory to MHC (which shall include, without limitation, the opinion of Contributor's counsel that a sufficient number of written consents of the partners in Contributor have been obtained to approve the transaction contemplated by this Agreement in accordance with the provisions of the partnership agreement for Contributor, and that each of such consents has been duly executed and delivered, and is valid and enforceable in accordance with their terms).

             7.2.1.1.18  INTENTIONALLY OMITTED.

             7.2.1.1.19 A certificate dated as of the Closing Date executed by Contributor and delivered to MHC, in form and substance reasonably acceptable to MHC and Contributor, updating the representations and warranties of Contributor set forth in this Agreement as of the Closing Date.

     7.2.1.2 Items Relating to Property.

             7.2.1.2.1 One or more (as the Title Insurer shall deem appropriate) special warranty deeds or grant deeds (as appropriate for the state in which the Premises of the Owned Communities are located) (individually and collectively, the "DEED"), in form and substance reasonably acceptable to MHC and Contributor, subject only to the Permitted Exceptions, sufficient to transfer and convey to MHC or MHC's designee fee simple title to the Premises of the Owned Communities as required by this Agreement, and otherwise in form acceptable to the Title Insurer;

             7.2.1.2.2 A bill of sale and general assignment (the "BILL OF SALE"), in form and substance reasonably acceptable to MHC and Contributor, sufficient to transfer to MHC or MHC's designee title to the tangible Personal Property included in the Owned Communities, containing appropriate warranties of title and condition as required by this Agreement, and an assignment of those Service Contracts which MHC elects to assume and the other items of intangible Personal Property included in the Property referred to in
Section 1.1.6 above;

             7.2.1.2.3 An assignment and assumption of the Leases (the "ASSIGNMENT AND ASSUMPTION OF LEASES"), in form and substance reasonably acceptable to MHC and Contributor (including an updated Rent Roll for each Owned Community certified by Contributor as of the Closing Date as being true, accurate and complete), and all security deposits thereunder;

             7.2.1.2.4 An assignment and assumption of the Home Financing Loans (the "ASSIGNMENT AND ASSUMPTION OF LOAN DOCUMENTS"), in form and substance reasonably acceptable to MHC and Contributor, which shall provide for the assignment by Contributor of all of Contributor's right, title and interest in and under the Home Financing Loans relating to the Owned Communities, and the assumption by MHC of any obligations of the lender under such Home Financing Loans first arising or accruing on or after the Closing Date;

             7.2.1.2.5 Any bonds, warranties or guaranties which are in any way applicable to the Property or any part thereof; and

             7.2.1.2.6 All certificates of title covering the manufactured homes to be contributed by Contributor to MHC pursuant to this Agreement (including, without limitation, the individual manufactured homes listed in Schedule 1 attached hereto).

     7.2.1.3 Items Relating to AP Interests.

             7.2.1.3.1 an assignment of partnership interests (the "PARTNERSHIP INTERESTS ASSIGNMENT"), in form and substance reasonably acceptable to MHC and Contributor, sufficient to transfer to MHC or MHC's designee title to the AP Interests and containing appropriate warranties of title and condition concerning the AP Interests as required by this Agreement; and

             7.2.1.4 an amendment to the Certificate of Limited Partnership of each Affiliated Partnership in which MHC is acquiring the AP Interests pursuant to this Agreement, with each such amendment being in proper form and content and being signed by all necessary partners in such Affiliated Partnership so as to duly amend the Certificate of Limited Partnership of such Affiliated Partnership to reflect the transfer of the AP Interests to MHC and the admission of MHC as a general partner in such Affiliated Partnership.

             7.2.2 MHC. MHC shall, pursuant to Section 2 above, deliver or cause to be delivered to Contributor at the Closing OP Units aggregating the Acquisition Value at the Closing (as adjusted as aforesaid), together with the following original, executed documents:

             7.2.2.1     counterparts of the Bill of Sale;

             7.2.2.2 counterparts of the Assignment and Assumption of Leases;

             7.2.2.3 counterparts of the Assignment and Assumption of Loan Documents;

             7.2.2.4 a counterpart signature page of the MHC Partnership Agreement;

             7.2.2.5     a counterpart signature page of the Admission
     Agreement;

             7.2.2.6 counterparts of the Subscription Agreement and the Lock-Up Agreement;

             7.2.2.7 an opinion of MHC's counsel covering due organization, valid existence and good standing of MHC, and due authorization and valid execution of this Agreement and related agreements by MHC, and the enforceability of said agreements against MHC, in form and substance reasonably satisfactory to Contributor; and

             7.2.2.8 a certificate dated as of the Closing Date executed by MHC and delivered to Contributor, in form and substance reasonably acceptable to Contributor and MHC, updating the representations and warranties of MHC set forth in this Agreement as of the Closing Date.

     7.3     Closing Prorations and Adjustments.

             7.3.1 A statement of prorations and adjustments shall be prepared by MHC in conformity with the provisions of this Agreement and submitted to Contributor for review not less than three (3) days prior to the Closing Date. For purposes of prorations, MHC shall be deemed the owner of the Property or the AP Interests acquired by MHC hereunder on the Closing Date. In addition to proration and adjustments that may otherwise be provided for in this Agreement, the following items shall be prorated or adjusted (as the case requires) as of the Closing Date:

             7.3.1.1 real estate and personal property taxes and assessments (if the amount of taxes or assessments for the year in question is not known, then the same shall be initially prorated on the basis of one hundred three percent (103%) of the most


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



      recent ascertainable bill(s), and shall be re-prorated upon issuance of the actual bill therefor to effectuate the actual proration);

           7.3.1.2 all amounts payable by the tenant under any and all ground leases the leaseholds under which constitute all or any portion of the Premises of the Property, including any and all rents, both current and delinquent (including base rent, additional rent, and percentage rent), operating expenses, excess tenant improvements, security deposits, and other tenant charges.

           7.3.1.3 all rents, revenues, and other income from the Property, both current and delinquent, including base rent, additional rent, percentage rent, reimbursements for operating expenses and excess tenant improvements, and other tenant charges, and all prepaid rent. The apportionment of rents and other amounts payable by the tenants under the Leases and other income shall be upon the basis of such rents and other amounts and other income actually received by Contributor. As between Contributor and MHC, all payments received by MHC subsequent to the Closing from a tenant, licensee, concessionaire, or other person with respect to all or any portion of the Property shall be applied first against the most recently accrued obligation or obligations of the payor and any and all reasonable costs and expenses of collection incurred by MHC. If any such rents and other amounts and other income are actually received by MHC, upon its receipt of such rents and other amounts and other income, MHC shall pay to Contributor its share thereof, net of MHC's costs of collection; provided, however, that if such rents and other amounts and other income relate to a Community with respect to which MHC has acquired AP Interests, then Contributor's share (subject to the third sentence of this Section 7.3.1.3) shall be the product of
      (a) its former general partner or joint venture percentage interest in the applicable Affiliated Partnership and (b) that portion of such rents and other amounts and other income, net of MHC's reasonable costs of collection, applicable to the period prior to the Closing Date. MHC shall make a good faith effort and attempt to collect any such rents and other amounts and other income not apportioned at the Closing that is for the benefit of Contributor; however, MHC shall not be obligated to take any legal action or terminate any lease or any tenant's right to possession;

           7.3.1.4 water, electric, telephone and all other utility charges and any deposits with utility companies, but only to the extent the accounts therefor cannot be changed over to MHC's (or MHC's designee's) name as of the Closing Date (to the extent possible, utility prorations (if necessary) shall be handled by meter readings on the Closing Date);

           7.3.1.5 fuel charges, fuel on hand (at cost plus sales tax);

           7.3.1.6 amounts due and prepayments under the Service Contracts being


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


      assumed by MHC;

           7.3.1.7 assignable license and permit fees;

           7.3.1.8 other expenses of operation and similar items; and

           7.3.1.9 all interest, principal and other required payments relating to the Mortgage Loans, together with any escrows on deposit with any Lender, which shall be held for the benefit of MHC after the Closing.

Except with respect to real estate and personal property taxes which are to be re-prorated as aforesaid, any proration which must be estimated at the Closing shall be re-prorated and finally adjusted within ninety (90) days after the Closing Date; otherwise all prorations shall be final at the Closing.

           7.3.2 MHC shall receive a credit against the Acquisition Value for an amount equal to (1) the aggregate of each tenant security deposit and any other deposit(s) which the owner of the Property is obligated to return to the party which shall have deposited the same (if such deposit shall not have been applied pursuant to the terms of a lease or other agreement or applicable law), together with (2) any and all interest which shall have then accrued with respect to such deposits and which, pursuant to the terms of a lease or other agreement or Applicable Law, the owner of the Community may be obligated to pay to the party which made the deposit (if such interest is not applied to the payment of rent or other amounts owed to the owner in accordance with the terms of such lease, other agreement or Applicable Law);

           7.3.3 With respect to the Mortgage Loans:

                 7.3.3.1 MHC shall pay any assumption fees charged by the lender under any Mortgage Loan with regard to the assumption by MHC of such Mortgage Loan in connection with the acquisition by MHC of the Community which remains encumbered by such Mortgage Loan following the Closing; and

                 7.3.3.2 MHC shall receive a credit for any and all prepayment fees or penalties that would be payable in connection with a prepayment of the Mortgage Loans, whether or not the Mortgage Loans are actually so prepaid at Closing. Pursuant to the Basic Agreement, MHC and Contributor acknowledge and agree that the Mortgage Loans encumbering certain Communities have smaller prepayment fees if prepayment is made during a 15-day period commencing on such loan's anniversary; in the case of any such Mortgage Loan, MHC and Contributor agree that the calculation of the prepayment fee payable in connection with any such loan shall be made as if such loan is being prepaid during the earliest such 15-day period.

           7.3.4 Notwithstanding anything to the contrary contained in this Agreement, Contributor shall be responsible for, and at or prior to the Closing shall pay or cause to be paid, all amounts due through the Closing for employees' salaries, vacation pay, withholding and payroll taxes, and other compensation and benefits, and any management fee affecting the Property and any Affiliated Community. If and to the extent Contributor or the appropriate Affiliated Partnership has not paid all such amounts as of the Closing, MHC shall receive a credit against the Acquisition Value of the applicable Community in an amount equal to the amount not paid. Contributor shall terminate, or cause the relevant Affiliated Partnership to terminate, as of the Closing the employment of all employees who work at the Property and any Affiliated Community. Contributor shall indemnify and hold MHC harmless from and against any and all obligations and other matters relative to any terminated employees and, with respect to any employees not terminated, applicable to the period prior to the Closing, including reasonable attorneys' fees incurred by MHC in connection therewith. MHC, in its sole and absolute discretion, may rehire any employees whose employment was terminated pursuant to this Section 7.3.4.

           7.3.5 Contributor reserves the right to pay to MHC in Cash at the Closing the amount of any net proration amount that would otherwise be a credit to MHC against the Property Exchange Consideration, in lieu of such credit.

           7.3.6 Notwithstanding anything to the contrary contained herein, with respect to the AP Interests, the prorations, and the credit due MHC, shall be calculated as though MHC were acquiring the applicable Community from the Affiliated Partnership; provided, however, that any credit due to Contributor in connection with such prorations shall be the product of (a) Contributor's general partner or joint venture percentage interest in the applicable Affiliated Partnership and (b) the amount of the credit which would be due the Affiliated Partnership if the Affiliated Partnership were selling the Community to MHC and the prorations were calculated in accordance with this Section 7.3.

     7.4   Inspection and Closing Costs.

           7.4.1 Allocation. Upon the Closing, inspection, escrow and title charges and other closing costs shall be allocated between Contributor and MHC as follows:

                 7.4.1.1 Contributor and MHC shall each pay one-half of: (A) the cost of the Title Commitment (if any) and the premium for the Title Policy(ies), including all endorsements thereto, (B) the UCC Searches, (C) the documentary transfer tax due on the transfer of the Premises of the Owned Communities, (D) the cost of recording the Deed and other conveyance documents called for under this Agreement, and (E) any and all escrow fees, closing fees or similar charges of Escrow Holder. MHC alone shall pay the aggregate cost of the Surveys up to $11,000; any cost of the Surveys in excess of $11,000 shall be paid by Contributor and the Affiliated Partnerships, on the one hand, and MHC, on the other hand, equally. Contributor and the Affiliated Partnerships, on the one hand, and MHC, on the other hand, shall each pay one-half of the aggregate cost of the Environmental Audits up to $40,000 (i.e., $20,000 per each party); the aggregate cost of the Environmental Audits in excess of $40,000 shall be born by MHC. Amounts payable by MPW under this Section 7.4.1.1 may be paid by Contributor or any applicable Affiliated Partnership or both, in such proportions as Contributor and such Affiliated Partnership may decide amongst themselves, provided that the foregoing shall not diminish nor increase the aggregate amount payable to MHC.

                 7.4.1.2 Except to the extent otherwise specifically provided in
      Section 7.4.2 below and elsewhere in this Agreement, all other expenses incurred by Contributor and MHC with respect to the negotiation, documentation and closing of this transaction, including, without limitation, Contributor's and MHC's attorney's fees and expenses, shall be borne and paid by the party incurring same. Without limitation on the foregoing, Contributor shall pay all costs associated with any solicitation of the individual partners in Contributor, or with any solicitation of any of Contributor's partners or joint venturers or co-venturers in any of the Affiliated Partnerships, in connection with any of the transactions contemplated in this Agreement or the Basic Agreement; provided, that Contributor shall not be responsible for attorneys' fees incurred by MHC in connection with documents included in any such solicitation which have been prepared by MHC or MHC's counsel.

                 7.4.1.3 Notwithstanding the provisions of Sections 7.4.1.1 and 7.4.1.2, in the event that Contributor elects to remove GWOP from the Communities or AP Interests to be acquired by MHC hereunder, then Contributor shall pay all of the costs and expenses described in Sections 7.4.1.1 and 7.4.1.2 incurred by MHC in connection with GWOP (including, without limitation, any expenses incurred by MHC with respect to MHC's due diligence investigations of GWOP), other than legal fees incurred by MHC in connection with general negotiation and document preparation (as opposed to legal fees of counsel to MHC charged for review of title and survey matters, leases, loan documents, and other due diligence review of items specific to GWOP, which fees shall be payed by Contributor).

           7.4.2 Fees Charged to Defaulting Party. If the Closing does not occur by reason of Contributor's or MHC's default under this Agreement, then the cost of all due diligence (including, without limitation, the cost of the Survey and the Environmental Audit), escrow and title charges (including cancellation fees) shall be borne by the party in default. Contributor further covenants that, in the event the transaction contemplated in any contribution agreement between an Affiliated Partnership and MHC fails to be consummated by reason of Contributor's or such Affiliated Partnership's default under said contribution agreement, then the cost of all due diligence (including, without limitation, the cost of the survey and the environmental audit contemplated in such contribution agreement), escrow and title charges (including cancellation fees) shall be borne by Contributor jointly and severally with such Affiliated Partnership and such payment shall not be considered for purposes of the last two sentences of Section 7.4.1.1.

           7.4.3 Payment of Amounts Chargeable to Contributor. Contributor may pay any amounts payable by or chargeable to Contributor under this Section
7.4 either in Cash, or by debit against the OP Units Contributor is entitled to receive from MHC under this Agreement valued for the purposes of this Section
7.4.3 at the Market Price.

     7.5 Possession. Upon consummation of the Closing, Contributor shall deliver to MHC full and complete possession of (A) the Property, subject only to the rights of tenants under the Leases, and (B) the AP Interests to be acquired by MHC hereunder.

8    CASUALTY LOSS AND CONDEMNATION

     If, prior to the Closing, all or any portion of (a) the Premises of any Owned Community, or (b) any Premises of an Affiliated Community relating to the AP Interest(s) which are ultimately acquired by MHC hereunder (such Premises described in this clause (b) being referred to herein as "AP INTERESTS PREMISES"), shall be condemned (including threat of condemnation), or destroyed or materially damaged by fire or other casualty (that is, damage or destruction in excess of Fifty Thousand Dollars and 00/100 Dollars [$50,000.00]), Contributor shall immediately so notify MHC and MHC shall have the option either to terminate this Agreement with respect to the Premises (or the AP Interests to which the applicable AP Interest Premises relates) which is condemned, damaged or destroyed upon written notice to Contributor or to consummate the transaction contemplated by this Agreement notwithstanding such condemnation, destruction or material damage. If MHC elects to consummate the transaction contemplated by this Agreement, MHC shall be entitled to receive the condemnation proceeds or settle the loss under all policies of insurance applicable to the destruction or damage, and to receive the proceeds of insurance applicable thereto with respect to any of the Owned Communities, and Contributor shall, at the Closing and thereafter as necessary, execute and deliver to MHC all required proofs of loss, assignments of claims and other similar items. If MHC elects to terminate this Agreement, this Agreement shall, without further action of the parties, become null and void with respect to the Premises or AP Interests Premises so condemned, damaged or destroyed, and neither party shall have any further rights or obligations under this Agreement as to such Premises or AP Interests. If there is any other damage or destruction (that is, damage or destruction of Fifty Thousand and 00/100 Dollars [$50,000.00] or less) to all or any portion of the Premises of any Owned Community, or of any AP Interests Premises, Contributor shall either repair (or cause the relevant Affiliated Partnership to repair) such damage prior to the Closing or, at MHC's option, Contributor shall assign all of Contributor's interest in and to all insurance claims pertaining to such damage or destruction to MHC by executing and delivering to MHC at the Closing and thereafter as necessary all required proofs of loss, assignments of claims and other similar items, or allow MHC a credit against the Acquisition Value in an amount equal to the reasonably estimated cost of repair. If MHC elects to take an assignment of all insurance claims as aforesaid, MHC shall receive at the Closing a credit against the Acquisition Value of the affected Community in an amount equal to any deductible(s) and uninsured amounts applicable thereto.

9    REPRESENTATIONS AND WARRANTIES

     9.1 Contributor. Contributor represents and warrants to MHC that the following are true, complete and correct, as of the date of this Agreement and as of the date of Closing, except to the extent expressly stated otherwise on the disclosure schedule (the "DISCLOSURE SCHEDULE") attached as Schedule 3 hereto. Items on the Disclosure Schedule may still constitute items requiring an adjustment to NOI or for which other adjustments to the Total Consideration are to be made pursuant to Section 4.4.1, and may constitute items to be addressed by the holdback provisions in Section 2.6. As used in this Section 9.1, "knowledge" refers to the knowledge of any of Sean Brassfield, Boyd Deel, David Domingo, Roger Howard, Charles Jacobson or Gene Westin.

         9.1.1   Organization.

         9.1.1.1 Contributor is a limited partnership duly organized, validly existing and in good standing under the laws of the State of California, and has full power and authority to enter into and fully perform and comply with the terms of this Agreement and the related agreements or instruments contemplated hereby.

         9.1.1.2 Each Affiliated Partnership referred to as a limited partnership in Schedule 1 is a limited partnership duly organized, validly existing and in good standing under the laws of the state of its organization (as stated in Schedule 1)and in good standing in the State where the Communities owned by it are located, and has full power and authority to enter into and fully perform and comply with the terms of any contribution agreement and related agreements or instruments between such Affiliated Partnership and MHC.

         9.1.1.3 Each Affiliated Partnership referred to as a joint venture in
Schedule 1 is a joint venture duly organized and validly existing under the laws of the state in which it is organized (as stated in Schedule 1), and has full power and authority to enter into and fully perform and comply with the terms of any contribution agreement and related agreements or instruments between such Affiliated Partnership and MHC.

         9.1.2   Authority.

         9.1.2.1 This Agreement is the legal, valid and binding obligation of Contributor, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or from time to time affecting the enforcement of creditors' rights generally and except that the enforceability of a party's obligations is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         9.1.2.2 Any and all agreements or other instruments between MHC and any Affiliated Partnership will be the legal, valid and binding obligation of such Affiliated Partnership, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or from time to time affecting the enforcement of creditors' rights generally and except that the enforceability of a party's obligations is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         9.1.2.3 Contributor is an Accredited Investor, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of any prospective investments in OP Units. Contributor is serving as the purchaser representative for each Affiliated Partnership that is not an Accredited Investor.

         9.1.3 Transaction not a Breach. Subject to requirements for approvals by the limited partners of Contributor, the partners or owners of the Affiliated Partnerships (with respect to the AP Interests), lessors under ground leases and Lender under Mortgage Loans, neither the execution and delivery of this Agreement, nor the performance by Contributor of its obligations hereunder, shall conflict with or result in a breach of the terms, conditions or provisions of the agreement of limited partnership or joint venture of Contributor or the limited partnership agreement or joint venture of any Affiliated Partnership as currently amended and/or restated or of any material contract, agreement, mortgage or other material instrument or obligation of any nature to which Contributor or any Affiliated Partnership is a party or by which Contributor or any Affiliated Partnership is bound.
Neither the execution and delivery of this Agreement, nor its performance by Contributor, shall contravene or violate any statute or any judicial or governmental regulation, order, injunction, judgment or decree or require the approval, consent or permission of any governmental or regulatory body or authority or require the consent or approval of any other person, or give rise to a right not waived on or before the Closing, to accelerate the maturity of an obligation secured by a Mortgage.

         9.1.4 Financial Information. To the best knowledge of Contributor, the "NOI" for each Community set forth in Schedule 1 reflects a fair and accurate presentation of the NOI for each such Community calculated in accordance with the guidelines set forth in Exhibit C and all other financial information about such Community heretofore or hereafter furnished by Contributor or any Affiliated Partnership to MHC (including, without limitation, the operating statements to be provided to MHC pursuant to Section 4.1.6 above) is and shall be true, complete and correct as of the date therein specified and does or shall constitute a fair and accurate presentation of the financial condition of such Community, and, with respect to projections, is or shall be based upon the best information available to Contributor and the Affiliated Partnerships at the time when first delivered to MHC.

         9.1.5 Partnership Agreements. Contributor has provided to MHC true and correct copies of the governing documents for Contributor and each of the Affiliated Partnerships and of the ground leases for each of the Communities.

         9.1.6 Contributor Approvals. Contributor has approved by all requisite action of its general partners (A) the contribution of the Property to MHC and the contribution of AP Interests in the Affiliated Partnerships owned by Contributor to MHC, subject to the terms of this Agreement, and (B) the execution and delivery and performance of this Agreement by Contributor.

         9.1.7 AP Interests.

         9.1.7.1 All of Contributor's interest in each of the Affiliated Partnerships is owned and held by Contributor free and clear of all liens, encumbrances and rights of every kind, and Contributor has the unrestricted right to assign and transfer the AP Interests to MHC or its designee. No person has asserted any claims in respect of, or claimed any interest in, any interest of Contributor in any of the Affiliated Partnerships, and no consent of any third party is needed to consummate this transaction.

         9.1.7.2 The copy of Contributor's limited partnership agreement heretofore delivered by Contributor to MHC is a true, correct and complete copy of the agreement of limited partnership for Contributor and all amendments and modifications thereto (collectively, the "CONTRIBUTOR PARTNERSHIP AGREEMENT"). No default exists or is claimed to exist on the part of any partner in Contributor under the Contributor Partnership Agreement, and no event or condition exists which, with the giving of notice, passing of time or both, could constitute such a default.

         9.1.7.3 As of the date hereof, Schedule 4 attached hereto is a complete and accurate list of all liabilities of Contributor, and Contributor does not have any liabilities or contingent liabilities other than as described in
Schedule 4.

         9.1.7.4 The copy of the partnership agreement or joint venture agreement for each Affiliated Partnership which has heretofore been delivered by Contributor to MHC is a true, correct and complete copy of such agreement, and contains all amendments and modifications thereto (each, an "AFFILIATED ORGANIZATIONAL AGREEMENT"). No default exists or is claimed to exist on the part of Contributor or any partner or joint venturer in any Affiliated

Partnership under the Affiliated Organizational Agreement pertaining to such Affiliated Partnership, and no event or condition exists which, with the giving of notice, passing of time or both, could constitute such a default.

         9.1.7.5 As of the date hereof, Schedule 5 attached hereto each constitutes a complete and accurate list of all liabilities of each respective Affiliated Partnership, and no Affiliated Partnership has any liabilities or contingent liabilities other than as described in the sub-schedule of Schedule 5 identified to such Affiliated Partnership.

         9.1.7.6 The copies of all state and federal income tax returns (the "TAX RETURNS") for Contributor and each Affiliated Partnership which Contributor shall deliver to MHC pursuant to this Agreement are true, correct and complete, and neither Contributor nor any Affiliated Partnership has received any notice of an ongoing or proposed audit or investigation relating to any of the Tax Returns. To the best of Contributor's knowledge, and without limitation on the foregoing Contributor has caused true, correct and complete Tax Returns for Contributor and each Affiliated Partnership to have been filed in each case where such Tax Returns were required in accordance with the Code and other Applicable Law.

         9.1.8   Title to Property.

         9.1.8.1 Contributor is the sole owner of, and has good and marketable title to, the Property, and

         9.1.8.2 each Affiliated Partnership is the sole owner of, and has good and marketable title to, the Community identified to such Affiliated Partnership on Schedule 1 in each case free and clear of all liens, encumbrances, claims, demands, easements, covenants, conditions, restrictions and encroachments of any kind or nature other than Permitted Exceptions and items disclosed in the UCC Searches which have been approved by MHC; upon the Closing, any liability of Contributor in connection with the foregoing representations and warranties set forth in this Sections 9.1.8.2 and 9.1.8.1 immediately above shall be reduced to the extent any damage incurred by MHC as a result of a breach of such representations and warranties is covered by the Title Policies.

         9.1.8.3 Contributor has not entered into any agreement to lease, sell, mortgage or otherwise encumber or dispose of its interest in any of the Owned Communities, as applicable, nor any part thereof, except for this Agreement, and the Leases and the Mortgages affecting the Owned Communities as set forth on Exhibit D and Exhibit J. None of the Affiliated Partnerships has entered into any agreement to lease, sell, mortgage or otherwise encumber or dispose of its interest in any of the Affiliated Communities, nor any part thereof, except for any contribution agreements or other agreements entered into between such Affiliated Partnership and MHC relating to this Agreement, the Leases, and the Mortgages affecting the Affiliated Communities owned or held by a particular Affiliated Partnership.

     9.1.9 Improvements. To the best of Contributor's knowledge, the Improvements incorporated into each Community were constructed in a good, workmanlike and substantial manner, in conformity with all Applicable Laws at the time of construction, and in accordance (as applicable) with the documents described in Section 1.1.5 above. To the best of Contributor's knowledge, Contributor, or the applicable Affiliated Partnership, as the case may be, has obtained and paid for all permits and certificates (including, without limitation, permits and certificates for water, plumbing, sewers and sewage treatment, electric, heaving, ventilating, air conditioning, drainage and occupancy) required under any Federal, State or local law, ordinance, rule or regulation or by any governmental or quasi-governmental agency, and all of the same are in good standing.

     9.1.10 Insurance. The schedule of insurance policies submitted to MHC pursuant to Section 4.1.5 above is true, complete and correct and all such policies are in full force and effect. Contributor and each Affiliated Partnership is current on all premium payments thereunder and has satisfied all policy conditions precedent thereto. To the best of Contributor's knowledge, no notice has been received by Contributor, any Affiliated Partnership, or any agent of Contributor or any Affiliated Partnership from any insurer with respect to any defects or inadequacies affecting all or any part of any of the Communities or the use, occupancy or operation thereof.

     9.1.11 Litigation. There is no action or proceeding pending against Contributor, any Affiliated Partnership or any of the Communities before any court or governmental department, commission, board, agency or instrumentality. To the best of Contributor's knowledge, neither is there any investigation pending nor is there any action, proceeding or investigation threatened, against Contributor, any Affiliated Partnership or any of the Communities before any court or governmental department, commission, board, agency or
instrumentality.   Contributor does not know of any basis for any such action, proceeding or investigation.

     9.1.12 Violations. To the best of Contributor's knowledge, neither Contributor nor any Affiliated Partnership has received from any governmental authority any notice of any violation of any zoning, building, fire or health code or any other law, ordinance, rule or regulation applicable to a Community, or any part thereof, that shall not have been corrected prior to the Closing at the sole expense of Contributor or the applicable Affiliated Partnership.

     9.1.13 Contracts. The Service Contracts comprise every material contract, agreement, relationship and commitment, oral or written, other than the Leases, the Home Financing Loans and the Mortgage Loan Documents, which affect the Communities or to which Contributor or an Affiliated Partnership is a party or by which it is bound, including, without limitation, all agreements relating to employment and collective bargaining, the purchase of materials, supplies, equipment, machinery parts, products and services, pension, profit sharing or deferred compensation plans, bonuses or incentives, and the lease of any property, real or personal.
Neither Contributor nor any Affiliated Partnership, nor to the best of Contributor's knowledge, any other party, is in default under the terms of any Service Contract. Except as otherwise noted in Exhibit E, each Service Contract is cancelable without payment of any penalty upon not more than thirty
(30) days prior notice.

           9.1.14 Intellectual Property. Neither Contributor nor any Affiliated Partnership owns or holds any patents, trademarks, servicemarks or trade names, except as identified in Exhibit G, and except for the names "Mobileparks," "MPW," "Mobilepark West," and "Mobileparks West," none are used by Contributor
with respect to the Property.   There is no claim pending, or to the best of
Contributor's knowledge, threatened, against Contributor with respect to alleged infringement of any patent, trademark, servicemark or trade name.

           9.1.15 Legal Condition of Property. Without limiting any other representation or warranty of Contributor:

           9.1.15.1 to the best of Contributor's knowledge, none of the Communities and their operation as a mobile home parks or manufactured home communities violates any applicable zoning laws;

           9.1.15.2 to the best of Contributor's knowledge, there is no plan, study or effort by any governments authority or agency which in any way affects or would affect the present use or zoning of any Community, and there is no existing, proposed or contemplated plan to widen, modify or realign any street or highway or any existing, proposed or contemplated eminent domain proceedings that would affect any Community in any way whatsoever;

           9.1.15.3 to the best of Contributor's knowledge, all laws, ordinances, rules and regulations of any government, or any agency, body or subdivision thereof, bearing on the construction, maintenance, repair or operation of each Community have been complied with by, and at sole cost and expense of, Contributor or the Affiliated Partnership which owns or holds such Community; and

           9.1.15.4 to the best of Contributor's knowledge, none of the Communities is located in any area designated by any governmental authority or agency as being a flood prone or flood risk area (whether pursuant to the Flood Disaster Act of 1973, as amended, or otherwise) and the requirements of the National Flood Insurance Program are not applicable to all or any portion of any Community.

           9.1.16 Defaults. Neither Contributor nor any Affiliated Partnership in material default in respect of any of its obligations or liabilities pertaining to any Community or any part thereof (including, without limitation, Contributor's or such Affiliated Partnership's obligations under any of the Leases, the Home Financing Loans, or the Mortgage Loans), and there is no state of facts or circumstances or condition or event which, after notice or lapse of time, or both, would constitute or result in any such default.

           9.1.17 Leases. All existing Leases involving any of the Communities are described in Exhibit D, segregated by the particular Community to which such Leases apply. To the best of Contributor's knowledge, each tenant under a
Lease is a bona fide tenant in possession or has a right to possession of the premises demised thereunder. Each of the Leases is in effect, was the result of arm's-length negotiation, is (to the best of Contributor's knowledge) not subject to any sublease, and has not been assigned (to the best of
Contributor's knowledge), modified, amended or rescinded (except as described in Exhibit D and the rights of each lessee thereunder are as tenants only. No such lessee has any ownership interest or option or right of first refusal to acquire any ownership interest in the applicable Community or any part thereof, and no such lessee has any right or option to renew or extend the lease term or to lease additional space within the applicable Community or to terminate except as in its Lease provided and as described in Exhibit D. No commissions to any broker or leasing agent are due or shall become due on account of any of the Leases or upon extension or renewal of the original term thereof or upon the leasing of additional space at the applicable Community, whether or not pursuant to an option or other rights contained in such Lease. All obligations of the lessor or landlord under the Leases which are to be performed on or before the Closing Date have been (or shall have been as of the Closing) performed and completed at no cost or expense to MHC. No default exists or is claimed to exist on the part of either the tenant or landlord under any of the Leases and no event or condition exists which, with the giving of notice, passage of time or both could constitute such a default, and no right or claim of set-off against rent exists or has been asserted by any tenant under the
Leases, except as described in Exhibit D.   Exhibit D discloses all security
and other deposits made by each of the tenants under the Leases, and no tenant is or was entitled to any rebate or concession which is not disclosed on Exhibit D. Neither Contributor nor any Affiliated Partnership has received any advance payment of rent other than for the current month on account of any of the Leases except as shown in Exhibit D. There are no written or oral leases or tenancies affecting any of the Communities, nor are there any oral agreements which modify any of the Leases, other than those listed and described in Exhibit D. All of the Leases are assignable by Contributor or the applicable Affiliated Partnership, as landlord, without the consent of the tenant or any other party.

           9.1.18 Permitted Use. The zoning classification applicable to each Community other than the SJ Day Center, Nicholson Plaza and Garden West, permits the use of such Community as a mobile home park or manufactured home community containing at least the number of income-producing sites, upon each of which a manufactured home may be located, that are contained in such Community on the date hereof, such number of sites being 3,958 in the aggregate for all Communities. To the best of Contributor's knowledge, all necessary governmental approvals and authorizations for the use and occupancy of all such sites have been obtained and remain in full force and effect.

           9.1.19 Utilities. All utilities (including, without limitation, gas, electricity, telephone, water and sanitary and storm sewers) have been completed to the lot lines of the Land for each Community, are connected to each of the manufactured home sites and the Improvements as necessary, are, to the best of Contributor's knowledge, in good working order and adequate to serve the Premises of each Community, and all connection, hook-up, tap fees and the like have been paid.

           9.1.20 Hazardous Materials. To the best of Contributor's knowledge, and except as disclosed in the Environmental Audits, there are no Hazardous Materials (as such term is hereinafter defined) on, in or under the Premises of any Community, and none of the Communities has ever been used to generate, treat, store, dispose of, transport or in any manner deal with Hazardous Materials, For purposes of this Agreement, the term Hazardous Materials shall include hazardous substances as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601. et seq.), petroleum and petroleum products and any other hazardous or toxic materials, substances or wastes regulated under any federal, state or local laws or regulations relating to protection of heath, safety or the environment ("ENVIRONMENTAL LAWS").

           9.1.21 Mortgages. Exhibit J attached to this Agreement accurately describe the Mortgage Notes, the Mortgages, and other Mortgage Loan Documents, respectively, affecting each Community. Neither Contributor nor any Affiliated Partnership is in default in the timely performance of any obligations on its part to be performed with respect to any Mortgage Loan. The current principal balance of the indebtedness secured by each Mortgage, amount of monthly debt service (principal and interest), amount of monthly tax and insurance reserve deposits, payment dates for monthly installments, date of funding the loan, date of commencement of monthly installments, and date of loan and maturity are as set forth in Exhibit J. Each such principal balance is self-amortizing and no payments of principal shall be due upon maturity except as otherwise disclosed in Exhibit J.

           9.1.22 California and Other Jurisdictions.

           9.1.22.1 To the best of Contributor's knowledge, each of the Communities that includes a mobilehome park or manufactured housing units in California is in material compliance with both the California Mobilehome Parks Act (California Civil Code Section 18200 et seq.), and the California Mobilehome Residency Law (California Civil Code Section 798 et seq.). To the best of Contributor's knowledge, each of the Communities that includes a mobilehome park or manufactured housing units in a jurisdiction other than California is in material compliances with Applicable Laws of such jurisdiction related to the ownership, use, maintenance, sale, and financing of mobilehomes and manufactured housing units.

           9.1.22.2 Neither Contributor any Affiliated Partnership has received any notice from any tenant or resident in a Community alleging or indicating any violation of Applicable Law by Contributor, any Affiliated Partnership, or any management company engaged by or for the benefit of Contributor or an Affiliated Partnership to manage any of the Communities.

           9.1.22.3 The transaction contemplated by this Agreement is an unsolicited offer within the meaning of California Civil Code Section 798.80, and MHC acknowledges, represents and warrants to Contributor that Contributor did not solicit MHC's offer to acquire any of the Property or the AP Interests. Contributor further represents and warrants that neither Contributor nor any Affiliated Partnership has received any notification from any resident of any Community that the homeowners of such Community have formed an organization for the purpose of converting such Community to condominium or stock cooperative ownership interests and for purchasing the mobilehome park comprising such Community from the management of such mobilehome park.

           9.1.23 ERISA. Neither the Property nor any of the AP Interests nor any portion of either is held by Contributor in any account holding plan assets of any plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or covered by Section 4975 of the Internal Revenue Code of 1986, as amended.

     9.2 True, Complete and Correct; AP Interests. Contributor covenants that, as of the Closing, each of the warranties and representations set forth in
Section 9.1 above shall be true, complete and correct except for changes in the operation of the Communities occurring prior to the Closing which are specifically permitted by or pursuant to this Agreement, and that all management contracts pertaining to the Communities or any of them shall be terminated as of the Closing.

     9.3 Survival. The foregoing representations and warranties of Contributor set forth above in Sections 9.1.1, 9.1.2, 9.1.7, and 9.1.18 shall survive the execution and delivery of this Agreement, the Closing and the delivery of all documents and the performance of any and all covenants and obligations in accordance with this Agreement forever; all of the other representations and warranties of Contributor set forth in Section 9.1 shall survive for one (1) year from the Closing Date. The foregoing warranties and representations shall not be reduced or altered by any investigation or verification made by or on behalf of MHC prior to the Closing. Notwithstanding the foregoing, any representation or warranty made by Contributor in this Agreement with respect to an Affiliated Partnership that enters into an Affiliated Contribution Agreement with MHC, or with respect to such Affiliated Partnership's "Property", as defined in the applicable Affiliated Contribution Agreement, shall not survive after the time at which such Affiliated Contribution Agreement is fully executed and delivered; provided, however, that nothing in this sentence shall be deemed or construed to limit or modify any liability Contributor may have for any representation or warranty of such Affiliated Partnership set forth in such Affiliated Contribution Agreement.

      9.4 MHC. MHC represents and warrants to Contributor that the following are true, complete and correct, as of the date of this Agreement and as of the date of Closing:

           9.4.1 Organization. MHC is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Illinois. MHC REIT is a corporation, duly organized, validly existing, and in good standing under the laws of the State of Maryland.

           9.4.2 Authority. The execution, delivery, and performance of this Agreement by MHC have been duly and properly authorized by proper partnership action in accordance with applicable law and with the agreement of limited partnership of MHC. This Agreement is, and the other agreements and instruments to be executed and delivered by MHC in connection with the transactions contemplated hereby shall be, the legal, valid and binding obligations of MHC, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or from time to time affecting the enforcement of creditors' rights generally and except that the enforceability of MHC's obligations is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

           9.4.3 Transactions not a Breach. Neither the execution and delivery of this Agreement nor the performance by MHC of its obligations hereunder shall conflict with or result in a breach of the terms, conditions or provision of the agreement of limited partnership of MHC or any contract, agreement, mortgage or other instrument or obligation of any nature to which MHC is a party or by which MHC is bound. Neither the execution and delivery of this Agreement nor its performance by MHC shall contravene or violate any statute or any judicial or governmental regulation, order, injunction, judgment or decree or require the approval, consent or permission of any governmental or regulatory body or authority.

           9.4.4 Litigation. There is no action or proceeding pending against MHC before any court or governmental department, commission, board, agency or instrumentality which would materially affect MHC's ability to perform its obligations under this Agreement. To the best of MHC's knowledge, neither is there any investigation pending nor is there any action, proceeding or investigation threatened against MHC before any court or governmental department, commission, board, agency or instrumentality which would materially affect MHC's ability to perform its obligations under this Agreement. MHC does not know of any basis for any such action, proceeding or investigation.

           9.4.5 OP Units. Upon issuance of OP Units in accordance with this Agreement, the OP Units will be fully paid and non-assessable, will be issued in compliance with the MHC Partnership Agreement and will be issued in accordance with applicable state and federal securities laws.

           9.4.6 Financial Condition. There has been no material change in the financial condition of MHC or MHC REIT since March 31, 1997.

      9.5 Survival. The foregoing representations and warranties of MHC set forth above in Sections 9.4.1 and 9.4.2 shall survive the execution and delivery of this Agreement, the Closing and the delivery of all documents and the performance of any and all covenants and obligations in accordance with this Agreement forever; all of the other representations and warranties of MHC set forth in Section 9.4 shall survive for three years from the Closing Date.

10   COVENANTS.

     10.1  Covenants of Contributor.

           10.1.1 Financial Information. Prior to the Closing, Contributor shall deliver to MHC all financial statements and other financial information concerning each and any of the Communities (including without limitation, any and all financial information which would affect the calculation of NOI for any Community), as and when such financial information is obtained, produced, or received by Contributor. Without limitation on the foregoing, Contributor shall also provide to MHC and its auditors (a) during the Inspection Period and following the Closing, access at all reasonable times to all financial and other information relating to Contributor, the Property and the AP Interests necessary for MHC and its auditors to prepare audited financial statements in conformity with Regulations S-X, of the SEC or other materials required for any registration statement, report or other disclosure to be filed with the SEC or necessary to comply with any SEC rule or regulation, and (b) at the Closing (or prior thereto if required by MHC's auditors) an executed representations letter, in form and substance reasonably acceptable to MHC and Contributor, as required by Generally Accepted Auditing Standards as promulgated by the Auditing Standards Division of the American Institute of Public Accountants, which representation is required to enable an independent public accountant to render an opinion on such financial statements. The obligation of Contributor to provide such materials, access and representation letter shall survive the closing and Contributor shall indemnify and hold the Indemnified Parties (as hereinafter defined) harmless from and against any losses, costs, expenses (including, without limitation, reasonable attorneys' fees) and liabilities arising from Contributor's failure to comply with these obligations.

           10.1.2 MHC's Review of Offer Documentation. Contributor shall deliver to MHC all written communications which Contributor intends to send to partners of Contributor and the Affiliated Partnerships which describe MHC's obligations under this Agreement or the Basic Agreement. MHC shall have the right to review and approve all such communications, and Contributor shall not send such communications without MHC's approval, which approval shall not be unreasonably withheld or delayed. Furthermore, Contributor shall deliver to MHC a true, accurate and complete copy of any and all other written communications sent to any partner in Contributor or the Affiliated Partnerships relating to this Agreement, the Basic Agreement, or the transactions contemplated herein and therein, concurrently with the delivery of such other communications to such partners.

           10.1.3 Vote of Affiliated Partnerships. Contributor shall use its best efforts to cause the partners in each Affiliated Partnership to take the appropriate action to cause such Affiliated Partnership to agree to contribute the Community owned by such Affiliated Partnership to MHC in exchanged for OP Units, concurrently with the contribution of the Property and AP Interests (if any) by Contributor to MHC under this Agreement. Without limitation on the foregoing, Contributor shall vote its entire interest (i.e. general partnership, limited partnership or otherwise) in each Affiliate Partnership in favor of causing such Affiliated Partnership to accept the applicable Affiliated Partnership Offer and taking such steps as are necessary to cause the dissolution and liquidation of the Affiliated Partnerships following such Closing. In connection with the foregoing:

                  10.1.3.1 Not later than August 1, 1997, Contributor shall cause the partners or joint venturers in each Affiliated Partnership (1) to vote on whether to accept the Affiliated Partnership Offer which shall have been made by MHC to such Affiliated Partnership, and (2) if such Affiliated Partnership Offer is accepted, to cause each such partner or joint venturer to
(a) elect whether such partner or joint venturer will be an OP Partner (provided such partner or joint venturer is an Accredited Investor an is thus eligible to make such and election, and (b) to the extent a partner or joint venturer has not elected to be an OP Partner (and is thus a Cash Partner), elect whether such partner or joint venturer will receive Cash or an Installment Note under the provision in the applicable Affiliated Contribution Agreement which is equivalent to Section 2.5.1 of this Agreement, and to the extent such partner or joint venturer has elected to receive an Installment Note, which alternate form of Installment Note has been elected. In the event an Affiliated Partnership have accepted MHC's Affiliated Partnership Offer to such Affiliated Partnership, then or before August 1, 1997, Contributor shall cause such Affiliated Partnership to deliver to MHC and the Liquidating Trustee a statement (the "ALLOCATION STATEMENT") setting forth the name of each partner or joint venturer in such Affiliated Partnership together with each such partner's or joint venturer's percentage interest in such Affiliated Partnership, and shall further set forth (1) a list of those partners or joint venturers in such Affiliated Partnership who have qualified and have elected to be OP Partners in accordance with the provision in the applicable Affiliated Contribution Agreement which is equivalent to Section 2.5.1 of this Agreement,(2) a list of those partners or joint venturers in such Affiliated Partnership constituting Cash Partners who have elected to receive Installment Notes pursuant to the provision in the applicable Affiliated Contribution Agreement which is equivalent to Section 2.5.1 of this Agreement and which form of Installment Note selected by each such partner or joint venturer, respectively, and (3) a list of those partners in Contributor constituting Cash Partners who have elected to receive Cash pursuant to the provision in the applicable Affiliated Contribution Agreement which is equivalent to Section 2.5.1 of this Agreement. The Allocation Statement so delivered by Contributor or a particular Affiliated Partnership shall be certified by Contributor or the Affiliated Partnership delivering the same to MHC, and MHC may rely upon each Allocation Statement for all purposes under this Agreement and the applicable Affiliated Contribution Agreement.

                  10.1.3.2 Without limitation on any other covenant or condition under this Agreement, Contributor shall cause the Closing under this Agreement to occur concurrently with the closing of the contribution to MHC of the Communities owned or held by each of the Affiliated Partnerships which shall have agreed to contribute to MHC the Communities owned or held by such Affiliated Partnerships, provided, however, that the Closing under this Agreement shall be deemed for all purposes to be the last and final such closing to occur in time.

           10.1.4 Dissolution of Partnership. Upon the Closing , Contributor shall commence dissolution as a limited partnership and shall proceed with winding up its affairs and liquidating its remaining assets as soon as practicable following the Closing. In the event that, out of business necessity, Contributor shall have to continue in business following the Closing beyond the ninetieth (90th) calendar day following the Closing Date, then, upon the request of MHC, Contributor shall change its name to such other name selected by Contributor which MHC reasonably determines shall not be confused with Contributor's existing name. In the event that Contributor, out of business necessity must continue in business beyond the ninetieth (90th) calendar day following the Closing Date, such event shall not diminish or otherwise modify the provisions of Section 2 of this Agreement or the obligation of Contributor to observe and comply with such provisions.

     10.2  Covenants of MHC.

           10.2.1 Registration of MHC REIT Common Stock; Dividends. As soon as practical following the date twelve months after the Closing, MHC REIT shall register under the 1933 Act the shares of common stock of MHC REIT issuable upon the exchange of OP Units. During the twelve-month period following the Closing, MHC agrees that the aggregate annual distribution in respect of OP Units issued under this Agreement shall be equal to the Projected Yield (as defined in Section 2.2.1.3 above) regardless of actual dividends paid on common stock of MHC REIT.

           10.2.2 Tax Protection Period.


           10.2.2.1 MHC agrees that it will not sell any Community (other than Garden West Office Plaza on which there are no restrictions on sale) for a period expiring five years after the Closing (the "TAX PROTECTION PERIOD"), except that MHC may sell a Community (1) in a transaction, a substantial part of the gain arising from which is deferred under Section 453 of the Code, with payments spread over a period of not less than five years (such a transaction, an "INSTALLMENT SALE"), or (2) in a transaction which qualifies in substantial part as tax-deferred under Section 1031 of the Code ("SECTION 1031") (such a transaction, a "1031 EXCHANGE"), or (3) pursuant to the provisions of this
Section 10.2.2. In the event MHC enters into any such 1031 Exchange during the Tax Protection Period, the provisions of this Section 10.2.2 shall apply to the property received by MHC in such transaction for the remainder of the Tax Protection Period. Notwithstanding the foregoing, MHC may dispose of personal property and fixtures in the ordinary course of business or in connection with any rehabilitation or remodeling of the Property.

           10.2.2.2 MHC agrees that if MHC desires to sell a Community acquired by MHC hereunder during the Tax Protection Period, MHC shall first make a good faith, commercially reasonable effort to cause the disposition of the Community to qualify for nonrecognition of gain as a 1031 Exchange or as an Installment Sale. If MHC is unable to cause the disposition of the Community to qualify for nonrecognition of gain as a 1031 Exchange or as an Installment Sale, subject to the provisions of Section 10.2.2.5 below, MHC shall then notify in writing (the "SALE NOTICE") all of the OP Partners who currently hold an interest in such Community through their interest in Contributor (such OP Partners, for the purposes of this Section 10.2.2, the "NOTICE PARTNERS") of its desire to sell the Community and the price (the "OFFERED PRICE") and other material terms upon which it is willing to sell the Community. The Notice Partners will thereafter have the exclusive right for a period of thirty (30) days following MHC's delivery of the Sale Notice (the "30 DAY NEGOTIATION PERIOD") to enter into a contract to purchase the Community. If the Notice Partners and MHC do not enter into a contract to purchase the Community within the 30 Day Negotiation Period, MHC may sell the Community at any time during the one (1) year period following the expiration of the Negotiation Period, provided that the Community is sold for a price which is not less than the Offered Price and such sale is otherwise upon terms which are not materially more favorable to those offered to the Notice Partners.

           10.2.2.3 In the event MHC enters into a contract pursuant to Section
10.2.2.2 to sell a Community to one or more of the Notice Partners (the "EXERCISING NOTICE PARTNERS"), the Exercising Notice Partners shall participate in the purchase of the Community in such proportions as they may agree among themselves, or in the absence of such agreement, in proportion to the interests the Exercising Notice Partners own in MHC on the date on which MHC transmits the Sale Notice. The Exercising Notice Partners may, but shall not be required to, pay any part of the purchase price by surrendering OP Units to MHC. Such OP

Units shall be valued at an amount equal to the market value of the common shares of MHC REIT into which the OP Units are convertible as of the business day preceding the closing of the sale of the Community to such Exercising Notice Partners.

           10.2.2.4 During the Tax Protection Period, the unpaid balance of the "Property Nonrecourse Debt" (as defined herein), on each Community acquired by MHC hereunder shall at all times equal or exceed the principal balance of such debt under the Mortgage Notes existing as of the Closing Date, subject to any reductions made in connection with the regularly scheduled payments due under the Mortgage Notes. As used in this Section 10.2.2, "PROPERTY NONRECOURSE DEBT" with respect to a Community shall mean any debt which is secured only by such Community and otherwise qualifies as "qualified nonrecourse financing" under Section 465(b)(6) of the Code. MHC shall permit any OP Partner to guaranty a portion of MHC's indebtedness on a "last dollar" basis in order to permit an allocation of debt to such OP Partners; notwithstanding any other provision of this Agreement, the agreement of MHC set forth in this sentence shall survive the Closing for ten (10) years.

           10.2.2.5 Notwithstanding the foregoing provisions of this Section 10.2.2, during a period expiring on the later of (i) the first anniversary of the consummation of the transaction contemplated hereby and (ii) the first to occur of (a) the effectiveness under the Securities Act of 1933 of a registration statement covering the common stock of MHC REIT into which OP Units issued in the transaction contemplated hereby are exchangeable, or (b) the delivery to the holders of OP Units issued in the transaction contemplated hereby of an undertaking by MHC to pay in cash the market value of MHC REIT common stock in lieu of exchanging OP Units for common stock of MHC REIT, MHC agrees that it will not sell any Community (other than Garden West Office Plaza on which there are no restrictions on sale) except that MHC may sell a Community in a 1031 Exchange transaction.

           10.2.3 Certain Transactions. MHC agrees to use commercially reasonable efforts to consummate a transaction with Western that is intended to qualify, to the satisfaction of the stockholders of Western, as a reorganization pursuant to Section 368(a)(1) of the Internal Revenue Code, such reorganization to occur as soon after the Closing as is reasonably practicable, but in no event later than one year after the Closing. To the extent that following any such transaction Western is owned by MHC REIT or any affiliate of MHC REIT, actions required or permitted to be taken pursuant to this Agreement by Western after the date of such transaction shall instead by performed by Roger Howard or his designee and notices required to be given pursuant to this Agreement to Western shall be given to Roger Howard or his designee; provided, however, that neither Roger Howard nor his designee may take any action with respect to OP Units or other assets owned by Western following such transaction. The key terms of the reorganization transaction are set forth in
Schedule 6 hereto. Western shall be a third party beneficiary of this Section 10.2.3.

Unless a time or period of performance is otherwise expressly stated herein, the various covenants of the parties set forth in this Section 10 shall survive the Closing hereunder for five years.

      10.2.4 Book Tax Difference. In making allocations under Section 704(c) of the Code with respect to the contributed Communities, MHC will use the traditional method without curative allocations as described in Treasury Regulation Section 1.704-3(b).

      10.2.5 Access to Books & Records. After the Closing, (a) MHC shall provide Contributor with access to, and shall allow Contributor to make copies of, any books, records, and documents obtained by MHC from Contributor pursuant to this Agreement, to the extent Contributor needs any such books, records or documents for conducting an audit for income tax purposes, for preparation of income tax returns of Contributor or its partners, or in connection with litigation, and (b) Contributor shall provide MHC with access to, and shall allow MHC to make copies of, any books, records, and documents in the possession or control of Contributor not otherwise deliverable to MHC pursuant to this Agreement relating to Contributor's interests in the Communities, to the extent MHC needs any such books, records or documents for conducting an audit for income tax purposes, for preparation of income tax returns of Contributor or its partners, or in connection with litigation.

11    INDEMNITY

      11.1 Indemnities by Contributor. Contributor shall protect, defend, indemnify and hold harmless MHC, MHC REIT, their respective affiliates, subsidiaries and designees, if any, and their respective principals, shareholders, directors, officers, partners, agents, employees, successors and assigns (collectively the "MHC INDEMNIFIED PARTIES") from and against any and all claims, demands, losses, damages, liabilities, costs, expenses, fines, penalties, charges, administrative and judicial proceedings and orders, actions, causes of action, judgments, remedial action requirements, enforcement actions of any kind, and all costs and expenses incurred in connection therewith (including, without limitation, reasonable attorneys' fees and expenses) (individually and collectively, "CLAIMS") resulting from, arising out of, or attributable to:

           11.1.1 any breach of the representations and warranties of Contributor set forth in Sections 9.1 and 9.2 above; provided that, other than with respect to the indemnification concerning the representations and warranties of Contributor set forth in Sections 9.1.1, 9.1.2 and 9.1.7, the MHC Indemnified Parties shall not be entitled to any indemnification with respect to any breach of representation or warranty to the extent (but only to the extent) that a claim for indemnification is based directly on a fact that is expressly disclosed in a written title commitment or report, environmental audit report, land survey, or UCC Search which is specifically identified in
Schedule 11.1.1 attached hereto;

           11.1.2 any non-fulfillment of any covenant or agreement to be performed or complied with by Contributor under this Agreement or under any other agreement under which Contributor has any obligation in connection with the Property, the AP Interests, or the AP Interest Communities;

           11.1.3 any enforcement action by a governmental agency or authority with respect to a violation of law by Contributor concerning the Property or the AP Interests, or by the Affiliated Partnership which owns or holds an AP Interest Community, where such violation occurs on or before the Closing, excluding those disclosed in the Disclosure Schedule;

           11.1.4 any untrue statement (or alleged untrue statement) of a material fact contained in the Consent Solicitation Statement provided to partners or owners of MPW and the Affiliated Partnerships with respect to the transactions contemplated by this Agreement by Contributor or agents or representatives, or arising out of or based upon any omission (or alleged omission) to state therein a material fact required to be stated therein or other information necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

           11.1.5 any untrue statement (or alleged untrue statement) of a material fact contained in any Allocation Statement delivered to MHC, or arising out of or based upon any omission (or alleged omission) to state in an Allocation Statement delivered to MHC a material fact required to be stated therein or other information necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

           11.1.6 any action taken, or any failure to act, by Contributor or its agents or representatives with respect to the direct or indirect holders of equity interests in Contributor in connection with the transaction contemplated by this Agreement, including, without limitation any action taken to redeem or otherwise liquidate the interest of certain such holders in anticipation of such transaction, to the extent such action or failure to act results in a violation (or alleged violation) of applicable laws or of the fiduciary duties owed to such holders;

           11.1.7 any liability of Contributor in connection with any of the AP Interests first arising or accruing on or before the Closing, including, without limitation, any liability for income taxes, franchise taxes, or any other taxes, assessments, or charges payable to any governmental authority with respect to any income or operations of any of the Affiliated Partnerships or the Communities on or prior to the Closing;

           11.1.8 except as disclosed in the Disclosure Schedule or in the Environmental Audits, any violation of or noncompliance with any Environmental Laws resulting from (A) the use, generation, transportation, storage, disposal or presence, prior to the Closing, on any Owned Community or AP Interest Community, of any Hazardous Materials or the release or discharge of any Hazardous Materials on, under or from the

Premises of any Owned Community or AP Interest Community, (B) any failure, prior to the Closing, to comply with any Environmental Laws, whether by Contributor, any Affiliated Partnership, or any predecessor in interest to either, or their respective licensees, franchisees, invitees, sublessee, lessees, employees, agents, contractors or subcontractors, or any third persons at any time occupying or present on any of the Owned Communities or the AP Interest Communities, or (C) the treatment, storage or disposal off of any Owned Community or AP Interest Community, prior to the Closing, of any Hazardous Materials generated on or in such Community, whether by Contributor, any Affiliated Partnership or any predecessor in interest to either, or their respective licensees, franchisees, invitees, sublessee, lessees, employees, agents, contractors or subcontractors, or any third persons at any time occupying or present on such Community; or

           11.1.9 except as expressly disclosed in the Disclosure Schedule, but without limitation on any other provision of this Section 11.1, Contributor's torts or breaches of contract related to any Community and occurring on or before the Closing.

If and to the extent MHC is entitled to indemnification from Contributor as to any matter relating to a Community owned by an Affiliated Partnership which has entered into an Affiliated Contribution Agreement with MHC, and the claim and the amount of such claim are of the nature that MHC is entitled to also make a claim against the Holdback Reserve established under such Affiliated Contribution Agreement, such claim shall satisfied first from such Holdback Reserve, and to the extent such claim is not fully satisfied from said Holdback Reserve, the unsatisfied portion may then be satisfied under the claim of indemnity against Contributor pursuant to this Agreement.

     11.2 Indemnities by MHC. MHC shall protect, defend, indemnify and hold harmless Contributor and its principals, shareholders, directors, officers, partners, agents, employees, successors and assigns from and against any and all Claims resulting from, arising out of, or attributable to:

           11.2.1 any breach of the representations and warranties of MHC set forth in Sections 9.4 above;

           11.2.2 any non-fulfillment of any covenant or agreement to be performed or complied with by MHC under this Agreement, or under any other agreement under which MHC has any obligation first arising or accruing after the Closing in connection with the Property, the AP Interests, or the AP Interest Communities;


           11.2.3 any enforcement action by a governmental agency or authority with respect to a violation of law by MHC concerning the Property or the AP Interests, where such violation occurs after the Closing;

           11.2.4 any untrue statement (or alleged untrue statement) of a material fact contained in the Private Placement Memorandum provided to prospective holders of OP Units or Installment Notes with respect to the transactions contemplated by this Agreement by MHC or its agents or representatives, or arising out of or based upon any omission (or alleged omission) to state in such Private Placement Memorandum a material fact required to be stated therein or other information necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     11.3 Terms of Indemnification. The forgoing indemnification obligations are subject to the following:

           11.3.1 Generally.  Without limitation on the provisions of Section
2.6 of this Agreement, each indemnification under this Agreement shall be subject to the following provisions: The indemnitee shall notify indemnitor (and the Contributor Representative, in the event the indemnitor is Contributor) of any such Claim against indemnitee within 30 days after it has notice of such Claim, but failure to notify indemnitor shall in no case prejudice the rights of indemnitee under this Agreement unless indemnitor shall be prejudiced by such failure and then only to the extent of such prejudice. Should indemnitor fail to discharge or undertake to defend indemnitee against such liability within thirty days after the indemnitee gives the indemnitor written notice of the same, then, subject to the arbitration provisions set forth in Section 11.3.2 below, indemnitee may settle such liability, and indemnitor's liability to indemnitee shall be conclusively established by such settlement, the amount of such liability to include both the settlement consideration and the reasonable costs and expenses, including attorneys' fees, incurred by indemnitee in effecting such settlement. Notwithstanding the foregoing provisions of this Section 11, the indemnitor shall have no obligation to indemnify the indemnitee to the extent that the claim for which indemnity is sought was caused by the negligence or willful misconduct of the indemnitee.

           11.3.2 Arbitration. In the event a party from whom indemnification is sought under this Agreement disputes its responsibility with respect to the claim for indemnification, such party may notify the claiming party of such dispute by delivering a counternotice to the claiming party within fifteen (15) days of the disputing party's receipt of the written notice of the claim for indemnification. If, within thirty (30) days after the giving of a counternotice concerning a claim for indemnification, the parties have not reached agreement as to the claim in question, then the claim for indemnification shall be submitted to and settled by arbitration as hereinafter provided (it being expressly understood and agreed that if such counternotice is duly given, it is the intention of the parties to this Agreement that any such claim shall be resolved by arbitration as provided in this Section 11). Arbitration proceedings shall occur in Santa Clara County, California, and shall be before a retired judge of any superior court of the State of California or of any federal district court of the State of California, or any retired justice of any Court of Appeal of the State of California or the United States Court of Appeals for the Ninth Circuit. If the parties are unable to agree on a retired judge or justice, each party shall name one retired judge or justice and the two named persons will select a neutral judge or justice to act as the sole arbitrator. The parties shall be entitled to take discovery in accordance with the provisions of the California Code of Civil Procedure, including but not limited to Section 1283.05, which shall be applicable to such arbitration, except that leave of the arbitrator shall not be required to take depositions for discovery, provided that either party may request that the arbitrator limit the amount or scope of such discovery, and in determining whether to do so, the arbitrator shall balance the need for discovery against the parties' mutual desire to resolve the dispute expeditiously and inexpensively. The decision of the arbitrator on the merits shall be final and binding as to any matters submitted to the arbitrator under this Agreement, except the arbitrator shall have no authority to grant punitive damages. To the extent the arbitrator's decision is that a loss has been suffered for which a party is to be indemnified under this Agreement, it shall be promptly satisfied; provided, however, that, if necessary, such decision and satisfaction procedure may be enforced by any party hereto in any court of record having jurisdiction over the subject matter or over any of the parties hereto. All costs and expenses incurred in connection with any such arbitration proceeding (including reasonable attorneys' fees) shall be borne by the party against whom the decision is rendered, or, if no decision is rendered or if the decision is a compromise, equally by MHC on the one hand and Contributor on the other.

           11.3.3 Right to Counsel. Any party entitled to indemnification hereunder shall be entitled to be defended by counsel of such party's choice, subject to the approval of the indemnifying party, which approval shall not be unreasonably withheld or delayed, provided, however, if the indemnity claim arises out of an action by a third party, then the indemnifying party shall have the right to use the same counsel to defend the indemnified party as the indemnifying party is using in the underlying action, unless the indemnified party in good faith believes that a conflict exists such that the indemnified party will not be adequately represented by such counsel.

           11.3.4 Survival. With respect to a particular Claim, the foregoing agreements of MHC and Contributor set forth in this Section 11 shall survive the Closing hereunder one (1) year, or (B) one (1) year after the expiration of the survival period of the provision of this Agreement giving rise to the Claim on which the claim of indemnification is made.

           11.3.5 Title Insurance. To the extent a Claim by MHC against Contributor under this Section 11 is covered by the Title Policies, MHC shall look first to the Title Policies for payment of such Claims, and MHC hereby waives any Claims to the extent (but only to the extent) MHC recovers on such Claims under the Title Policies, it being the intent of MHC and Contributor that the Title Insurer shall have no right of subrogation to MHC for any Claims which are covered by the Title Policies..

           11.4 Limitations. Contributor's and MHC's respective indemnification obligations under this Section 11 shall be limited to the Total Consideration delivered to Contributor with respect to Communities or AP Interests owned by
Contributor (valued at $23.25 per OP Unit).   Any indemnity agreement by
Contributor in this Agreement with respect to an Affiliated Partnership that enters into an Affiliated Contribution Agreement with MHC, or with respect to such Affiliated Partnership's "Property", as defined in the applicable Affiliated Contribution Agreement, shall not survive after the time at which such Affiliated Contribution Agreement is fully executed and delivered; provided, however, that nothing in this sentence shall be deemed or construed to limit or modify any liability Contributor may have for any indemnity agreement by such Affiliated Partnership set forth in such Affiliated Contribution Agreement.


12   DEFAULT AND REMEDIES

     12.1 Choice of Remedies. Notwithstanding anything to the contrary contained in this Agreement, if Contributor fails to perform in accordance with the terms of this Agreement, at MHC's option, either the Agreement shall become null and void and neither party shall have any further rights or obligations under this Agreement, or MHC may sue for specific performance of this Agreement and/or pursue such other remedies as are available to it at law or in equity, including, without limitation, money damages.

     12.2 Breach of Representation or Warranty. If any of Contributor's representations and warranties contained in this Agreement shall not be true, correct and complete as of the Closing, or if Contributor shall not have performed all covenants to be performed by it as of the Closing, then, in either case, MHC may, at it option, either terminate this Agreement (in which case MHC shall be relieved of any obligations hereunder), or proceed to the Closing without affecting its rights and remedies against Contributor after the Closing with respect thereto.

     12.3 Topping Fee. Without limitation on any other remedies of MHC provided under this Section 12 or elsewhere in this Agreement, or at law or in equity, in the event that the Closing does not occur as a result of a willful breach of Contributor under this Agreement or a willful breach by an Affiliated Partnership under the related Contribution Agreement (in the event of such a breach, MHC is excused from further performance under this Agreement, including, without limitation, pursuit of the satisfaction of conditions to the Closing), Contributor agrees that it shall not enter into any agreements or arrangements, or cause, permit or allow any of the Affiliated Partnerships to enter any agreements or arrangements with respect to the transfer or contribution of AP Interests or interests in Contributor to, the sale or contribution of assets to or merger, consolidation or other business combinations of Contributor or any Affiliated Partnership with, any entity other than MHC or any of its affiliates, for a period of five years following the Outside Closing Date, unless and until MPW or the applicable Affiliated Partnership shall have first paid to MHC the Topping Fee (as hereinafter defined) applicable to MHC or the relevant Affiliated Partnership or Community, as the case may be. The "TOPPING FEE" shall be the amount of Five Million Dollars ($5,000,000) by wire transfer in immediately available funds; provided, however, that if Contributor willfully breaches its obligations only with respect to certain Communities or certain AP Interests, then Contributor shall be required to pay as the Topping Fee with respect to such Community or such AP Interest only the sum of the product of (a) the quotient of (i) the numerical amount (i.e., ignoring the dollar symbol) of Estimated Acquisition Value of the particular Community or AP Interest and (ii) 115,000,000, and (b) $5,000,000. In connection with the foregoing, Contributor and MHC recognize that MHC will incur expenses in connection with the transaction contemplated in this Agreement, in addition to incurring opportunity costs in connection with pursuing the transaction contemplated in this Agreement in lieu of other opportunities available to MHC. Contributor and MHC further agree that, while it is impracticable and extremely difficult to fix the actual damage that MHC would incur in the event the Closing does not occur for any reason other than the breach of this Agreement by MHC, the sum of $5,000,000 represents the reasonable and best estimate by Contributor and MHC of the damage which MHC would so incur. The foregoing shall not limit MHC's other remedies at law or in equity. The provisions of this Section 12.3 shall forever survive any termination of this Agreement other than a termination of this Agreement resulting from either (1) the complete consummation of the transaction contemplated in this Agreement, or (2) a material breach of this Agreement by MHC which remains uncured for any cure period applicable to such breach.

     12.4 Recourse to OP Units. Notwithstanding anything to the contrary contained in this Agreement or the exhibits or schedules attached hereto and without limitation on any other right or remedy of MHC under this Agreement, at law or in equity, MHC may proceed directly against each general partner or any of them and/or the OP Units distributions with respect thereof held by any party pursuant to this Agreement, and shall have a right of setoff against any obligation of MHC arising under any of the Installment Notes, in order to satisfy a claim or judgment made or obtained by MHC due to the breach of any representation, warranty, covenant or agreement made by Contributor or any general partner in this Agreement or in any document, agreement, instrument or certificate delivered to MHC pursuant to the terms of this Agreement, or in order to satisfy any claim for indemnification made by MHC pursuant to any indemnification obligation of Contributor or any OP Unit Partner provided for in this Agreement or in any document, agreement, instrument or certificate delivered pursuant to the terms of this Agreement; provided, that any setoff against Installment Notes or OP Units must be in proportion to the percentage of the Total Consideration represented by such Installment Notes or OP Units; provided further, that to the extent any claim for which MHC would exercise such right of setoff is to be arbitrated pursuant to the express provisions of this Agreement, MHC shall first submit such claim to arbitration in accordance with this Agreement, and may only exercise its right of setoff with respect to such arbitrated claim against any final award in MHC's favor as a result of such arbitration after such final award (if any) is made.

13   MISCELLANEOUS

     13.1 Exclusivity Fee. Without limitation on any remedies of MHC provided under Section 12 or elsewhere in this Agreement, or at law or in equity, for so long as MHC is not in breach of this Agreement, Contributor agrees that it shall not initiate or encourage any discussions, approve or enter into any agreements or arrangements, cause any of the Affiliated Partnerships to enter any agreements or arrangements, or recommend to the holders of any interests in any of the Affiliated Partnerships any agreements or arrangements, with respect to the transfer or contribution of AP Interests to, the sale of assets to or merger, consolidation or other business combinations of Contributor or any Affiliated Partnership with, any entity other than MHC or any of its affiliates. If Contributor breaches its obligations pursuant to this Section 13.1, Contributor shall immediately pay to MHC the sum of Five Million Dollars ($5,000,000) by wire transfer in immediately available funds and Contributor shall be prohibited from selling or transferring any of its Communities or its interest in any of the Affiliated Partnerships and shall be prohibited from consenting to or approving the sale or transfer of any Community by an Affiliated Partnership until it has made such payment to MHC. The foregoing shall not limit MHC's other remedies at law or in equity. The provisions of this Section 13.1. shall forever survive any termination of this Agreement other than a termination of this Agreement resulting from either (1) the complete consummation of the transaction contemplated in this Agreement, or (2) a material breach of this Agreement by MHC which remains uncured for any cure period applicable to such breach. This Section 13.1 shall not apply to actions by a partner in Contributor or in an Affiliated Partnership who has not voted in favor of the transactions contemplated herein and whose actions are not authorized by Contributor or the applicable Affiliated Partnership, as the case may be.

     13.2  Hart-Scott-Rodino Act.

           13.2.1 Filing. Contributor and MHC agree that an exemption from the filing and reporting requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "ACT") applies to the transaction contemplated herein. If prior to Closing counsel for either party determines that an exemption does not, in fact, apply to the transaction contemplated herein, Contributor and MHC shall exercise all reasonable efforts to file complete notification and report forms (FTC Form C4) (the "REPORTS") under the Act, with the Premerger Notification Office, Federal Trade Commission and the Director of Operations, Antitrust Division, Department of Justice, before the expiration of the Inspection Period, and failure to do so shall constitute a default hereunder. Contributor and MHC shall each pay their own costs and expenses in connection with the preparation and filing of the Reports, except that MHC shall pay the filing fees payable to Federal Trade Commission in connection with such filing. Both parties shall request an early termination of the statutory filing period required to elapse after the filing of the Report (the "WAITING PERIOD").


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

           13.2.2 Objection. In the event any governmental agency with the requisite power and authority issues an objection to the consummation of these transactions, or issues a request for supplemental information with respect to the filing under the Act, Contributor and MHC shall use all reasonable efforts to remove the cause for such objection or respond to such request and do such other acts as are necessary to obtain termination or expiration of the Waiting Period and to comply with the Act, and the scheduled Closing date may be extended, until the Waiting Period is terminated or expires or such compliance occurs.

     13.3 Survival of Certain Provisions; MHC's Reliance on Representations and Warranties. Each representation, warranty, and covenant set forth in this Agreement which is stated to survive the Closing hereunder shall not be canceled or merged upon consummation of the Closing, but shall survive for the period so stated. Each and every representation and warranty of Contributor contained in this Agreement shall be deemed to have been relied upon by MHC notwithstanding any investigation MHC or its agents may have made with respect thereto or any information developed by or made available to MHC prior to the Closing other than the information expressly set forth in a written title commitment or report, environmental audit report, land survey, or UCC Search which is specifically identified in Schedule 11.1.1.

     13.4 Severability. The unenforceability or invalidity of any provision of this Agreement shall not affect the enforceability or validity of any other provision.

     13.5 Transfer and Assignment. Except as provided in the following sentence, neither this Agreement nor any interest hereunder shall be assigned or transferred by Contributor or MHC without the written consent of the other, which may be given or withheld in the sole discretion of such party or parties, and any such assignment or transfer made without the written consent of such party or parties shall be null and void. Notwithstanding the foregoing, MHC shall be entitled to assign its rights and obligations hereunder to an affiliate without the consent or approval of any party hereto; provided that in any event OP Units to be issued in consummation of this Agreement must be interests in MHC and provided further that no such assignment shall relieve
MHC of its obligations hereunder. Subject to the foregoing, this Agreement shall inure to the benefit of and shall be binding upon Contributor and MHC and their respective permitted successors and assigns.

     13.6 Integration of Agreement; Conflict with Basic Agreement. This Agreement and the Basic Agreement set forth the entire understanding and agreement of the parties with respect to the subject matter hereof and may be modified only by instruments signed by all of the parties hereto. Any and all prior or collateral representations, promises and conditions in connection with the subject matter hereof and any representations, promise or condition not incorporated in the Basic Agreement or herein, or made a part thereof or hereof, shall not be binding upon any party hereto. To the extent of any conflict between the provisions of the Basic Agreement or the provisions of that certain Side Agreement dated April 23, 1997 by and between Contributor and MHC, on the one hand, and the provisions of this Agreement, on the other hand, the provisions of this Agreement shall govern and control. All exhibits attached to this Agreement are hereby incorporated herein and made a part of this Agreement.

     13.7 Time of the Essence. Time is of the essence of this Agreement. In the computation of any period of time provided for in this Agreement or by law, the day of the act or event from which the period of time runs shall be excluded, and the last day of such period shall be included, unless it is a Saturday, Sunday or legal holiday, in which case the period shall be deemed to run until the end of the next day which is not a Saturday, Sunday or legal holiday.

     13.8 Governing Law; Jurisdiction; Waiver of Jury Trial.

           13.8.1 Governing Law. The corporate laws of the State of Maryland shall govern all questions concerning the relative rights and obligations of the Parties with respect to any Common Shares (as such term is defined in MHC's Partnership Agreement) acquired or acquirable by the OP Unit holders on account of their OP Units, and the laws of the State of Illinois shall govern all other questions concerning the relative rights and obligations of the OP Unit holders as partners in MHC or otherwise with respect to the OP Units. All other questions concerning the construction, validity and interpretation of this Agreement shall be governed and interpreted in accordance with the laws of the State of Illinois, without regard to principles of conflicts of law.

           13.8.2 Consent to Jurisdiction. The parties hereto agree that any action arising out of or relating to this Agreement, or concerning the interpretation or enforcement thereof, shall be brought only at the San Jose offices of the Superior Court of the State of California for the County of Santa Clara, in the San Jose Division of the United States District Court for the Northern District of California, in the Circuit Court of Cook County, Illinois or in the Federal Courts for the Northern District of Illinois. The parties hereto consent to the venue and personal jurisdiction of those courts in any action brought pursuant to the provisions hereof. Each party hereby waives any right it may have to transfer or change the venue of any litigation brought against it by the other party in connection with this Agreement in accordance with this Section 13.8.2 and each party hereby waives any claim of forum non conveniens.

           13.8.3 Waiver of Trial by Jury. Each party hereto knowingly, voluntarily and intentionally waives any rights that such party may have to a trial by jury in any litigation arising in any way in connection with this Agreement or any related agreement or instrument or any of the matters contemplated or described herein. Each party hereto acknowledges that this waiver is a material inducement for the other party to enter into this Agreement and undertake theobligations of such other party hereunder. Each party hereto further agrees and acknowledges that this waiver shall be effective as to each and every other agreement, document or instrument concerning such other party and relating to this Agreement or the matters contemplated or described herein (including, without limitation, each Affiliated

Contribution Agreement).

     13.9 Documents; Counterparts. Each party shall execute all documents and take such other actions as the other party may reasonably request in order to consummate the transactions provided for herein and to accomplish the purposes of this Agreement. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     13.10 No Third Party Beneficiaries Other Than MHC REIT. Nothing in this Agreement is intended to confer any right or remedy under or by reason of this Agreement on any person other than the parties hereto, MHC REIT, and their respective permitted successors and assigns; provided, however, that the obligations of Contributor under this Agreement shall inure to the benefit of and shall be enforceable by MHC REIT.

     13.11 Brokerage. Contributor and MHC each represent to the other that they have not dealt with any brokers in connection with this transaction, except that MHC has an arrangement with Elliot Steinberg pursuant to which MHC may make a payment to Elliot Steinberg in connection with this transaction, provided that MHC shall have no liability or responsibility with respect to any amount which may be owing to Elliot Steinberg pursuant to any arrangement between Elliot Steinberg and any other party. Contributor and MHC shall each indemnify and hold the other harmless from and against any and all claims of all other brokers and finders, claiming by, through or under said party and in any way related to this Agreement, including, without limitation, attorneys' fees in connection with such claims; provided that MHC shall not indemnify Contributor for any fees owed to Elliot Steinberg by Contributor.

     13.12 Confidentiality. Each of Contributor and MHC shall hold and shall instruct its employees, representatives, partners and affiliates to hold in strict confidence, unless compelled to disclose by the rules of a stock exchange or by judicial or administrative process, or, in the opinion of its counsel, by other requirements of law, all documents and information furnished to such party (or its employees, representatives, partners or affiliates) in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been in the public domain through no fault of such party) and shall not release or disclose such information to any other person, except in connection with this Agreement to its attorneys, auditors, financial advisors, actuaries, other consultants and advisors, all of whom shall be required to maintain the confidentiality hereunder. If the transactions contemplated by this Agreement are not consummated, such confidence, unless compelled to be disclosed by the rules of a stock exchange or by judicial or administrative process, or, in the opinion of such party's counsel, by other requirements of law, shall be maintained except to the extent such information can be shown to have been in the public domain through no fault of such party or its employees, representatives, partners or affiliates, and, if requested by MHC, such party or its affiliates shall destroy or return to such other party all copies of written information furnished by any other party hereto to such party or its affiliates, agents, representatives or advisors. Nothing herein shall prevent Contributor or the Affiliates Partnerships from describing the transaction contemplated herein to their respective partners or owners, subject to the requirements set forth in Section 10.2.

     13.13 Captions. Section and subsection headings are included herein, or in any exhibit or schedule hereto, for convenience or reference only and shall not constitute a part of this Agreement for any other purpose or be given substantive effect.

     13.14 Binding Effect. The obligations of MHC hereunder are subject to (i) the execution of the Sale Agreements and (ii) the approval of the Board of Directors of MHC REIT within 15 business days of the execution of this Agreement.

     13.15 Notices. All notices, requests, demands or other communications required or permitted under this Agreement shall be in writing and delivered personally (including delivery by overnight courier regularly providing proof of delivery, such as Airborne Express) or by certified United States mail, return receipt requested, postage prepaid, addressed as follows:

           13.15.1  If to Contributor:

                    Hartmann & Setness, P.L.C.
                    3203 West March Lane
                    Suite 120
                    Stockton, California 95219
                    Attention:  George V. Hartmann

                    with a copy to:

                    Brassfield Enterprises
                    718 University Avenue
                    Suite 200
                    Los Gatos, California 95030
                    Attention:  Joe Sperske

                    and a copy to:

                    Charles Jacobson
                    P.O. Box 1044
                    Pebble Beach, California 93953

                    and a copy to:

                 Feldman, Waldman & Kline
                 3 Embarcadero Center
                 28th Floor
                 San Francisco, California 94111
                 Attention: Vern S. Bothwell

         13.15.2 If to MHC:

                 MHC Operating Limited Partnership
                 Two North Riverside Plaza
                 Suite 800
                 Chicago, Illinois 60606
                 Attention:  Ellen Kelleher

                 with a copy to:

                 Rosenberg & Liebentritt, P.C.
                 Two North Riverside Plaza
                 Suite 1515
                 Chicago, Illinois 60606
                 Attention:  Ira Chaplik

                 and a copy to:

                 Mayer, Brown & Platt
                 190 South LaSalle Street
                 Chicago, Illinois  60603
                 Attention:  Laura D. Richman

All notices given in accordance with the terms hereof shall be deemed received when delivered, as established by the overnight courier's proof of delivery or United States Postal Service return receipt, whether such delivery was accepted or refused. Either party hereto may change its address for receiving notices, requests, demands or other communications by notice sent in accordance with the terms of this Section 13.15.

     13.16 Exhibits. The parties acknowledge and agree that this Agreement is being executed and delivered prior to the completion, review, approval and attachment of all of the exhibits referred to herein. The effectiveness of this Agreement is conditioned upon thecompletion, review and approval of each of the exhibits and schedules to be attached hereto, each party hereby covenanting not to unreasonably withhold or delay its completion, review and written appoval of any exhibit which is incomplete as of the execution and delivery of this Agreement.

     13.17 Counterparts. This Agreement may be executed in any number of identical counterparts, any or all of which may contain the signatures of fewer than all of the parties buy all of which shall be taken together as a single instrument.

     13.18 Arbitration General. With respect to any provision of this Agreement which provides for the resolution of disputes by arbitration, other than with respect to any dispute for which a arbitration provision is specifically provided under this Agreement, the provisions of this
Section 13.18 shall apply (it being expressly understood and agreed that it is the intention of the parties to this Agreement that any such dispute shall be resolved by arbitration as provided in this Section 13.18). Arbitration proceedings shall occur in Santa Clara County, California, and shall be before a retired judge of any superior court of the State of California or of any federal district court of the State of California, or any retired justice of any Court of Appeal of the State of California or the United States Court of Appeals for the Ninth Circuit. If the parties are unable to agree on a retired judge or justice, each party shall name one retired judge or justice and the two named persons will select a neutral judge or justice to act as the sole arbitrator. The parties shall be entitled to take discovery in accordance with the provisions of the California Code of Civil Procedure, including but not limited to Section 1283.05, which shall be applicable to such arbitration, except that leave of the arbitrator shall not be required to take depositions for discovery, provided that either party may request that the arbitrator limit the amount or scope of such discovery, and in determining whether to do so, the arbitrator shall balance the need for discovery against the parties' mutual desire to resolve the dispute expeditiously and inexpensively. The decision of the arbitrator on the merits shall be final and binding as to any matters submitted to the arbitrator under this Section 13.18, except the arbitrator shall have no authority to grant punitive damages. The arbitrator's decision may be enforced by any party hereto in any court of record having jurisdiction over the subject matter or over any of the parties hereto. All costs and expenses incurred in connection with any such arbitration proceeding (including reasonable attorneys' fees) shall be borne by the party against whom the decision is rendered, or, if no decision is rendered or if the decision is a compromise, equally by MHC on the one hand and Contributor on the other.

     13.19 Certain Disclosure Schedule Matters. Notwithstanding any other provision of this Agreement, including, without limitation, any items set forth in the Disclosure Schedule:

           13.19.1 Garden West Leasing Commissions. Contributor shall be responsible for and shall pay to MHC upon demand the amortized value of any leasing commissions payable to the leasing agent of Garden West which commissions are allocable to the period of time prior to the Closing Date.
MHC shall be responsible for the amortized value of leasing commissions payable to the Closing Date. MHC shall be responsible for the amortized value of leasing commission payable to the leasing agent of Garden West which commissions are allocable to the period of time commencing on and following the Closing Date.

           13.19.2 Western Mobileparks, Inc. Litigation. Contributor shall protect, defend, indemnify and hold harmless MHC and the other NHC Indemnified Parties from and against any and all Claims resulting from, arising out of, or attributable to any litigation (including any actions and/or administrative proceedings and/ or arbitration proceedings) between Contributor and Western Mobileparks, Inc., a California operation and a general partner in Contributor.

The obligations of Contributor under this Section 13.19 shall survive the Closing forever.

     13.20 Reference to Exhibits. The Schedules and Exhibits labeled "MASTER SCHEDULES AND EXHIBITS TO CONTRTIBUTION AGREEMENTS" and approved by contributor and MHC constitute a master set of Schedules a master set of Schedules and Exhibits for the puposes of this Agreement and each of the Affiliated Contribution Agreements, and thus are the same Exhibits referred to in each of the Affiliated Contribution Agreements. Unless the context requires otherwise, references made in any of the Affiliated Contribution Agreements to items listed on any of the schedules or Exhibits shall be deemed a reference to only those items on such Schedule or Exhibit specifically identified to the Community to which such Affiliated Contribution Agreement relates, unless a more general application is indicated by the reference

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the respective dates set forth below.


                                  CONTRIBUTOR:

                                  MOBILEPARKS WEST, A CALIFORNIA LIMITED
                                  PARTNERSHIP

                                  By: Western Mobileparks, Inc.,
                                      a California limited partnership
                                      Its general partner

                                      By: ___________________________
                                      Its:___________________________


                                  By: Third Partner, Inc.,
                                      a California
                                      Its general partner


                                      By: ___________________________
                                      Its:___________________________



                                  MHC:

                                  MHC OPERATING LIMITED PARTNERSHIP,
                                  an Illinois limited partnership

                                  By: MANUFACTURED HOME COMMUNITIES, INC.,
                                      a Maryland corporation,
                                      Its general partner

                                      By: ___________________________
                                      Its:___________________________

                                                              SCHEDULE 1
------------------------------------------------------------------------------------------------------------------------------------
  NAME OF                                                                                                           (OP UNITS)
PARTNERSHIP                                                                                                         (BASED ON)
   OR                                                                                                             ASSUMED VALUE OF
  JOINT               JURISDICTION             TYPE OF                                                          $23.25 AND PRIOR TO
 VENTURE            OF ORGANIZATION            ENTITY             NAME OF COMMUNITY             LOCATION            ADJUSTMENTS)
-----------------------------------------------------------------------------------------------------------------------------------
Mobileparks West      California        limited partnership  1.  San Jose Day Care Center   1.  San Jose, CA            2,561
-----------------------------------------------------------------------------------------------------------------------------------
Mobileparks West      California        limited partnership  2.  Nicholson Plaza            2.  San Jose, CA          197,198
-----------------------------------------------------------------------------------------------------------------------------------
Mobileparks West
(25% tenant-in-
common interest)      California        limited partnership  3.  Garden West Office Plaza   3.  Monterey, CA           22,902
-----------------------------------------------------------------------------------------------------------------------------------
Mobileparks West      California        limited partnership  4.  Home #122                  4.  Coralwood               1,230
-----------------------------------------------------------------------------------------------------------------------------------
Mobileparks West      California        limited partnership  5.  Home #135                  5.  Kloshe Illahee          2,667
-----------------------------------------------------------------------------------------------------------------------------------
Mobileparks West      California        limited partnership  6.  Home #109 (50% interest)   6.  Quail Hollow              946
-----------------------------------------------------------------------------------------------------------------------------------
Mobileparks West      California        limited partnership  7.  Home #810                  7.  San Jose 1              3,441
-----------------------------------------------------------------------------------------------------------------------------------
Mobileparks West      California        limited partnership  8.  Home #103                  8.  San Jose 3              2,409
-----------------------------------------------------------------------------------------------------------------------------------
Mobileparks West      California        limited partnership  9.  Home #55                   9.  Royal Oaks                860
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                            10. Sedona
Mobileparks West      California        limited partnership  10. Home #194                      Shadows                 2,237
-----------------------------------------------------------------------------------------------------------------------------------
Mobileparks West      California        limited partnership  11. Home #10 (30% interest)    11. Shadowbrook               465
-----------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------
   ESTIMATED                            NOI (PRIOR
  ACQUISITION             CAP       ADJUSTMENT FOR MPW
     VALUE               RATE           OWNED HOMES)
-------------------------------------------------------

    $59,539              10.47%            $5,554
-------------------------------------------------------
 $4,584,859              10.14%          $408,718
-------------------------------------------------------
   $532,471               9.98%           $47,345
-------------------------------------------------------
    $28,605               9.27%
-------------------------------------------------------
    $62,000               8.51%
-------------------------------------------------------
    $22,000               9.23%
-------------------------------------------------------
    $80,000               9.64%
-------------------------------------------------------
    $56,000               9.64%
-------------------------------------------------------
    $20,000               8.99%
-------------------------------------------------------
    $52,000               8.74%
-------------------------------------------------------
    $10,800               8.76%
-------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
  NAME OF                                                                                                           (OP uNITS)
PARTNERSHIP                                                                                                         (BASED ON
   OR                                                                                                             ASSUMED VALUE OF
  JOINT            JURISDICTION         TYPE OF                                                                 $23.25 AND PRIOR TO
 VENTURE          OF ORGANIZATION       ENTITY               NAME OF COMMUNITY               LOCATION               ADJUSTMENTS)
-----------------------------------------------------------------------------------------------------------------------------------
All Seasons
Mobilehome                                                 All Seasons Mobilehome
Community           California    limited partnership      Community                     Salt Lake City, Utah        94,940
-----------------------------------------------------------------------------------------------------------------------------------
The Bluffs
Mobilehome
Community           California    limited partnership      Shadowbrook                   Clackamas, Oregon          221,837
-----------------------------------------------------------------------------------------------------------------------------------
Coralwood
Mobilehome                                                 Coralwood Mobilehome
Community           California    limited partnership      Community                     Modesto, CA                228,955
-----------------------------------------------------------------------------------------------------------------------------------
Eugene
Mobileparks West    California    limited partnership      Falconwood Village            Eugene, Oregon             206,561
-----------------------------------------------------------------------------------------------------------------------------------
Fairview
Mobileparks West    California    joint venture            Quail Hollow                  Fairview, Oregon           146,573
-----------------------------------------------------------------------------------------------------------------------------------
Four Seasons
Mobilehome                                                 Four Seasons Mobilehome
Community           California    limited partnership      Community                     Fresno, CA                 136,560
-----------------------------------------------------------------------------------------------------------------------------------
Kloshe Illahee
Mobilehome                                                 Kloshe Illahee Mobilehome     Federal Way,
Community           California    limited partnership      Community                     Washington                 423,344
-----------------------------------------------------------------------------------------------------------------------------------
Monte Del Lago
Mobilehome                                                 Monte Del Lago Mobilehome
Community           California    limited partnership      Community                     Castroville, CA            572,609
-----------------------------------------------------------------------------------------------------------------------------------
Royal Oaks
Mobilehome                                                 Royal Oaks Mobilehome
Community           California    limited partnership      Community                     Visalia, CA                110,771
-----------------------------------------------------------------------------------------------------------------------------------
San Jose            California    joint venture            San Jose Mobilepark West #1   San Jose, CA               200,229
Mobilepark
-----------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------
   ESTIMATED                            NOI (PRIOR
  ACQUISITION            CAP        ADJUSTMENT FOR MPW
     VALUE               RATE           OWNED HOMES)
-------------------------------------------------------

  $  2,207,364          9.00%           $  176,996
-------------------------------------------------------
  $  5,157,727          8.76%           $  416,353
-------------------------------------------------------
  $  5,323,186          9.27%           $  442,004
-------------------------------------------------------
  $  4,802,534          9.00%           $  385,088
-------------------------------------------------------
  $  3,407,807          9.23%           $  282,045
-------------------------------------------------------
  $  3,175,017          9.73%           $  270,902
-------------------------------------------------------
  $  9,842,748          8.51%           $  750,966
-------------------------------------------------------
  $ 13,313,156          8.74%           $1,011,230
-------------------------------------------------------
  $   2575,424          8.99%           $  201,874
-------------------------------------------------------
  $  4,655,342          9.64%           $  422,649
-------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
  NAME OF                                                                                                           (OP uNITS)
PARTNERSHIP                                                                                                         (BASED ON)
   OR                                                                                                             ASSUMED VALUE OF
  JOINT            JURISDICTION             TYPE OF                                                             $23.25 AND PRIOR TO
 VENTURE          OF ORGANIZATION           ENTITY                 NAME OF COMMUNITY             LOCATION          ADJUSTMENTS)
-----------------------------------------------------------------------------------------------------------------------------------
West #1
(@ 100% interest)                       venture
-----------------------------------------------------------------------------------------------------------------------------------
San Jose Mobilepark   California        joint venture          San Jose Mobilepark West #2     San Jose, CA           217,075
West #2
-----------------------------------------------------------------------------------------------------------------------------------
San Jose Mobilepark   California        joint venture          San Jose Mobilepark West #3     San Jose, CA           241,466
West #3
-----------------------------------------------------------------------------------------------------------------------------------
San Jose Mobilepark   California        joint venture          San Jose Mobilepark West #4     San Jose, CA           208,945
West #4
-----------------------------------------------------------------------------------------------------------------------------------
Sea Oaks Mobilehome   California        joint venture          Sea Oaks Mobilehome Community   Los Osos, CA           160,733
Community
-----------------------------------------------------------------------------------------------------------------------------------
The Sedona Venture    California        limited partnership    Sedona Shadows                  Sedona, Arizona        194,821
-----------------------------------------------------------------------------------------------------------------------------------
Sunshadow                                                      Sunshadow Mobilehome
Mobilehome            California        joint venture          Community                       San Jose, CA           259,438
Community
-----------------------------------------------------------------------------------------------------------------------------------
Villa Borega                                                   Villa Borega Mobilehome
Mobilehome            California        limited partnership    Community                       Las Vegas, Nevada      516,449
Community
-----------------------------------------------------------------------------------------------------------------------------------
Westwood Village                                               Westwood Village Mobilehome
Mobilehome            California        limited partnership    Community                       Ogden, Utah            242,412
Community
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL                                                                                                               4,620,634
-----------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------
                                                 NOI (PRIOR
                                                 ADJUSTMENT
                 ESTIMATED                        FOR MPW
                 ACQUISITION     CAP               OWNED
                  VALUE          RATE              HOMES)
--------------------------------------------------------------
                $ 5,046,996     9.64%          $449,683
--------------------------------------------------------------
                $ 5,614,092     9.64%          $503,822
--------------------------------------------------------------
                $ 4,857,976     9.64%          $432,647
--------------------------------------------------------------
                $ 3,737,033     9.08%          $303,118
--------------------------------------------------------------
                $ 4,529,597     8.74%          $345,546
--------------------------------------------------------------
                $ 6,031,940     9.17%          $492,803
--------------------------------------------------------------
                $12,007,439     8.52%          $917,442
--------------------------------------------------------------
                $ 5,636,068     8.76%          $441,919
--------------------------------------------------------------
TOTAL          $107,429,720
--------------------------------------------------------------

                  REGISTRATION RIGHTS AND LOCK-UP AGREEMENT


     This REGISTRATION RIGHTS AND LOCK-UP AGREEMENT (this "Agreement") is by and between Manufactured Home Communities, Inc., a Maryland corporation (the "Company"), MHC Operating Limited Partnership, an Illinois limited partnership (the "Partnership"), and the Person or entity which has executed the signature page hereto (such Person or entity is individually referred to as an "Investor" and collectively, with all other persons or entities who have executed a Registration Rights and Lock-up Agreement in connection with the contribution of properties or assets owned by Mobileparks West, a California limited partnership ("MPW") or partnerships or joint ventures of which MPW is the general partner or a joint venturer of which MPW otherwise manages (the "Affiliated Partnerships"), as the "Investors").

                                   RECITALS

     A. Pursuant to one or more Contribution Agreements (the "Contribution Agreements"), between the Partnership and MPW or the Partnership and one of the Affiliated Partnerships, and the related liquidated trust agreements referred to therein, the Investors are acquiring limited partnership interests in the Partnership known as, and hereinafter referred to as, "OP Units", which are in turn exchangeable for either common shares of the Company, par value $.01 per share (the "Common Shares" or "Shares") of the Company or cash; and

     B. To induce MPW and the Affiliated Partnerships to enter into the Contribution Agreements, the Company and the Partnership are willing to enter into the agreements contained herein.

     Certain capitalized terms used herein are defined in Section 10 below.

     THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Registration Rights.

     In connection with the issuance of Registrable Shares (as defined in Section 10 below) of the Company upon exchange by Investors of the OP Units pursuant to the terms of the Second Amended and Restated MHC Operating Limited Partnership Agreement of Limited Partnership dated as of March 15, 1996 (the "OP Partnership Agreement"), Investors shall be entitled to registration of the Registrable Shares under the Securities Act of 1933, as amended (the "Securities Act"), subject to the terms and conditions set forth herein (the "Registration Rights").

          (a) Shelf Registration. Subject to Section 1(c) below, promptly following the Lock-up Period (as defined in Section 6 hereof) the Company shall cause to be filed with the Securities and Exchange Commission (the "SEC") a shelf registration statement ("Registration Statement") and related prospectus ("Prospectus") that comply in all material respects with applicable SEC rules providing for registration under the Securities Act of the total number of Registrable Shares that the Investors would own if they were to redeem all OP Units received by them pursuant to the Contribution Agreements and related liquidating trust agreements (a "Shelf Registration"). Each Investor acknowledges and agrees that the filing and effectiveness of the Registration Statement may be subject to delays outside the Company's control. The Company will use its reasonable efforts to keep a Registration Statement pursuant to this paragraph effective until the earlier of (i) such time as Form S-3 (or similar successor form of registration statement) is not available to the Company for registration of the Registrable Shares, or (ii) if all Investors have exchanged their OP Units for Shares or cash, the later of (A) the date on which all Investors have received registered Shares or cash in exchange for OP Units, and (B) the date on which all Investors who have received unregistered Shares in exchange for OP Units consummate the sale of all of such Shares or are eligible to sell their unregistered Shares pursuant to Rule 144.

          (b) Shelf Registration Expenses The Company's expenses in connection with registering the Registrable Shares in a Shelf Registration, including, without limitation SEC filing fees, fees of legal counsel to the Company, fees of the Company's accountants and printing fees, will be paid by the Company.

          (c) Timing of Registrations. The Company shall not be obligated to file a Registration Statement or keep a Registration Statement effective during the one hundred twenty (120) day period following the date on which any other registration statement (other than statements on Forms S-8, S-4 or other similar forms) has become effective, and the Company shall be entitled to postpone filing of a Registration Statement if such filing (y) would require disclosure of material information the Company has a bona fide business purpose for retaining as confidential or (z) have a material adverse effect on the Company or its shareholders in relation to any financing, acquisition, corporate reorganization or other material transaction contemplated by the Board of Directors of the Company, involving the Company or any of its Affiliates, in each case as reasonably determined by the Company. Upon receipt of any notice from the Company of the happening of any event during the period a Registration Statement is effective which is of a type specified in the preceding sentence or as a result of which the Registration Statement or related Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the Prospectus) not misleading, Investors agree that they will immediately discontinue offers and sales of the Registrable Shares under the Registration Statement until Investors receive copies of a supplemented or amended Prospectus that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective. If so directed by the Company, Investors will deliver to the Company any copies of the Prospectus covering the Registrable Shares in their possession at the time of receipt of such notice.

          2.   Piggyback Registrations.

          (a)  Right to Piggyback.  After the Lock-up Period (as defined in
      Section 6 hereof) and until the second annual anniversary of the issuance of the OP Units, if the Company proposes to register any of its securities under the Securities Act (other than pursuant to (i) a Shelf Registration (subject to the provisions of Section 1(a) hereof), (ii) a registration on Form S-4 or any successor form, or (iii) an offering of securities in connection with an employee benefit, share dividend, share ownership or dividend reinvestment plan) and the registration form to be used may be used for the registration of Registrable Shares, the Company will give prompt written notice to all holders of Registrable Shares of its intention to effect such a registration (each a "Piggyback Notice") and, subject to subparagraph 2(c) below, the Company will include in such registration all Registrable Shares with respect to which the Company has received written requests for inclusion therein within ten
      (10) days after the date of sending the Piggyback Notice (a "Piggyback Registration"), unless the Company, in its reasonable discretion, deems that the inclusion of Registrable Shares would adversely interfere with such offering, affect the Company's securities in the public markets, or otherwise adversely affect the Company. Nothing herein shall affect the right of the Company to withdraw any such registration in its sole discretion.

          (b) Piggyback Registration Expenses. The Company's expenses in connection with registering the Registrable Shares in a Piggyback Registration, including without limitation SEC filing fees, fees of legal counsel to the Company, fees of the Company's accountants and printing fees, will be paid by the Company.

          (c) Priority on Primary Registrations. If a Piggyback Registration is a primary registration on behalf of the Company and the Company determines that, or in the case of an underwritten registration, the managing underwriters advise the Company in writing that in their opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner within a price range acceptable to the Company, the Company will include in such registration (i) first, the securities the Company proposes to sell and (ii) second, the Registrable Shares requested to be included in such Registration and any other securities requested to be included in such registration, pro rata among the holders of Registrable Shares requesting such registration and the holders of such other securities on the basis of the number of Shares requested for inclusion in such registration by each such holder.

          (d) Priority on Secondary Registrations. If a Piggyback Registration is a secondary registration on behalf of holders of the Company's securities other than the holders of Registrable Shares, and the Company determines that, or in the case of an underwritten offering, the managing underwriters advise the Company in writing that in their opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the holders initially requesting such registration, the Company will include in such registration the securities requested to be included therein by the holders requesting such registration and the Registrable Shares requested to be included in such registration, pro rata among the holders of securities requesting such registration on the basis of the number of Shares requested for inclusion in such registration by each such holder.

          (e) Selection of Underwriters. In the case of an underwritten Piggyback Registration, the Company will have the right to select the investment banker(s) and manager(s) to administer the offering.

      3. Effectiveness. The registration rights granted by this Agreement shall not be effective until the expiration of the Lock-up Period.

     4. Registration Procedures. Whenever the holders of Registrable Shares have requested that any Registrable Shares be registered pursuant to this Agreement, the Company will use reasonable efforts to effect the registration and facilitate the sale and distribution of all such Registrable Shares specified in such Registration Request in accordance with the intended method of disposition thereof and pursuant thereto the Company will as expeditiously as possible, but subject to the provisions of this Agreement:

          (a) prepare and file with the SEC such amendments, post-effective amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective for the period required by the intended method of disposition or to describe the terms of any offering made from an effective Registration Statement, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

          (b) furnish to each seller of Registrable Shares such number of copies of such Registration Statement, each amendment, post-effective amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Shares owned by such seller; the Company consents to the use of the Prospectus for such Registration Statement, including each preliminary Prospectus, by each such holder of Registrable Shares in connection with the offering and sale of the Registrable Shares covered by the Prospectus or the preliminary Prospectus;

          (c) use its reasonable efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Shares owned by such seller (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction, (iii) consent to general service of process in any such jurisdiction (unless the Company is subject to service in such jurisdiction and except as may be required by the Securities Act), or
      (iv) qualify such Registrable Shares in a given jurisdiction where expressions of investment interest are not sufficient in such jurisdiction to reasonably justify the expense of qualification in that jurisdiction or where such qualification would require the Company to register as a broker or dealer in such jurisdiction);

          (d) notify each seller of such Registrable Shares, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company will promptly prepare and furnish such sellers a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Shares, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

          (e) cause all such Registrable Shares to be listed on each securities exchange on which similar securities issued by the Company are then listed and to be qualified for trading on each system on which similar securities issued by the Company are from time to time qualified;

          (f) provide a transfer agent and registrar for all such Registrable Shares not later than the effective date of such Registration Statement and thereafter maintain such a transfer agent and registrar; and otherwise cooperate with the sellers and the managing underwriter to facilitate the timely preparation and delivery of certificates representing Registrable Shares to be sold and not bearing any restrictive legends, other than as provided in the Company's By-laws or Articles of Incorporation ("Charter"), and enable such Registrable Shares to be in such denominations and registered in such names as the managing underwriter may reasonably request;

          (g) use its reasonable efforts to comply with all applicable rules and regulations of the SEC;

          (h) permit any holder of Registrable Shares which holder, in the Company's judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included;

          (i) in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any Common Shares included in such Registration Statement for sale in any jurisdiction, the Company will use its reasonable best efforts promptly to obtain the withdrawal of such order; and

          (j) use its reasonable efforts to cause the Registrable Shares covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable holders that have delivered Registration Requests to the Company to consummate the disposition of such Registrable Shares.

Each of the Investors agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in paragraphs 4(d) or (i) hereof, each of the Investors will forthwith discontinue disposition of Common Shares pursuant to a Shelf or Piggyback Registration until receipt of the copies of an appropriate supplement or amendment to the Prospectus under paragraph 4(d) or until the withdrawal of such order under paragraph 4(i). If any such registration or comparable statement refers to any holder by name or otherwise as the holder of any securities of the Company and if, in such holder's reasonable judgment, such holder is or might be deemed to be a controlling person of the Company, such holder shall have the right to require
(i) the insertion therein of language, in form and substance satisfactory to such holder and presented to the Company in writing, to the effect that the holding by such holder of such securities is not to be construed as a recommendation by such holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any similar Federal statute then in force, the deletion of the reference to such holder; provided that with respect to this clause (ii) such holder shall furnish to the Company an opinion of counsel to such effect, which opinion and counsel shall be reasonably satisfactory to the Company.

     5. Listing Requirements. The Company hereby agrees to use its reasonable efforts to cause all Registrable Shares to be listed on each securities exchange on which similar securities issued by the Company are listed and to be qualified for trading on each system on which similar securities issued by the Company are from time to time qualified.

     6.   Restrictions on Transfer of Shareholder Shares.

          (a) Transfer of Shares. In addition to any restrictions which may be contained in the OP Partnership Agreement, without the Company's prior written consent, which consent shall not be unreasonably withheld or delayed each of the Investors severally agrees that, except as set forth in Section 6(b) below, it will not, directly or indirectly, offer, sell, contract to sell or otherwise dispose of, or exchange (including without limitation an exchange of OP Units for Common Shares), or announce any offer, sale, contract of sale or other disposition or exchange, ("Transfer") any Common Shares, or any securities directly or indirectly convertible into or exchangeable for Common Shares, including, without limitation, OP Units (all of such securities being hereinafter referred to as "Restricted Securities"), for a period of twelve (12) months after the issuance of the OP Units to the liquidating trustee specified in the applicable Contribution Agreement (the "Lock-up Period"). Each of the Investors that is an entity agrees that it shall not voluntarily dissolve, liquidate, wind up its affairs or otherwise voluntarily distribute or Transfer its assets to its constituent partners or stockholders for a period of twelve (12) months after the date of this Agreement, and nothing herein shall be construed as permitting any such dissolution, liquidation, winding up, distribution or Transfer. If the inability to Transfer Restricted Securities during the Lock-up Period poses a hardship to an Investor, such Investor may request that MHC purchase the OP Units owned by such Investor, but MHC shall have the sole discretion to determine whether or not to so purchase such OP Units.

          (b)  Permitted Transfers.  Except as provided in the last sentence of
      Section 6(a) hereof, the restrictions contained in this Section 6 will not apply with respect to any Transfer of the Restricted Securities by
      (A) operation of law, testamentary disposition or gift (outright or in trust), in each case to or for the benefit of Investor's parent(s), spouse or descendants, (B) the pledge to a financial institution to secure a bona fide loan, and (C) the exchange of OP Units for shares of beneficial interest in the Company (as provided in the OP Partnership Agreement); provided that (i) with respect to a Transfer described in clause (A) or (B) above, the transferor provides an opinion of securities counsel acceptable to the Partnership (it being agreed that Feldman, Waldman & Kline is acceptable to the Partnership) stating that such Transfer is permitted without registration under the Securities Act, (ii) the restrictions contained in this Section 6 shall continue to be applicable to the Restricted Securities after any such Transfer, (iii) the transferees of such Restricted Securities prior to any Transfer shall have agreed in writing to be bound by the provisions of this Agreement affecting the Restricted

      Securities so transferred, and (iv) any Transfers will be subject to the restrictions on transfer contained in the Company's Charter (or the OP Partnership Agreement, if applicable).

          (c) Subsequent Holders. Subject to the foregoing restrictions, the Company and the Investors hereby agree that any subsequent holder of Registrable Shares shall be entitled to all benefits hereunder as a holder of Registrable Shares; provided, however, that, in any event, if the Company's Charter (or the OP Partnership Agreement, if applicable) prohibits the acquisition of the desired number of Shares by such holder, such number shall be reduced to the amount of Registrable Shares such holder may acquire and such holder's transferees shall also be entitled to all benefits hereunder as a holder of Registrable Shares.

     7.   Indemnification.

          (a) The Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Shares, its officers, directors, stockholders, partners, employees and trustees and each Person who controls (within the meaning of the Securities Act) such holder against all losses, claims, damages, liabilities and expenses whatsoever, as incurred, including any of the foregoing, and reasonable fees and expenses of counsel incurred in investigating, preparing or defending against, or aggregate amounts paid in settlement of any litigation, action, investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party thereto, or any claim whatsoever based upon, caused by or arising out of any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder (or on behalf of such holder) expressly for use therein or by such holder's failure to deliver a current copy of the Registration Statement or Prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls (within the meaning of the Securities Act) such underwriters to the same extent as provided above with respect to the indemnification of the holders of Registrable Shares.

          (b) In connection with any Registration Statement in which a holder of Registrable Shares is participating, each such holder will furnish to the Company in writing such information relating to such holder as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, will indemnify the Company, its officers, directors, stockholders, partners, employees and trustees and each Person who controls (within the meaning of the Securities Act) the Company against any losses, claims, damages, liabilities and expenses whatsoever, as incurred, including any of the foregoing, and fees and expenses of counsel incurred in investigating, preparing or defending against, or aggregate amounts paid in settlement of any litigation, action, investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party thereto, or any claim whatsoever based upon, caused by or arising out of any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished in writing by such holder for such purpose and is reasonably relied upon in conformity with such written information; provided that the obligation to indemnify will be individual to each holder.

          (c) Any Person entitled to indemnification hereunder will (i) give reasonably prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

          (d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company's indemnification is unavailable for any reason. Such right to contribution shall be in such proportion as is appropriate to reflect the relative fault of and benefits to the Company on the one hand and the selling holders on the other (in such proportions that the selling holders are severally, not jointly, responsible for the balance), in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits to the indemnifying party and indemnified parties shall be determined by reference to, among other things, the total proceeds received by the indemnifying party and indemnified parties in connection with the offering to which such losses, claims, damages, liabilities or expenses relate. The relative fault of the indemnifying party and indemnified parties shall be determined by reference to, among other things, whether the action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or the indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action.

      The parties hereto agree that it would not be just or equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediate preceding paragraph. No Person found guilty of any fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not found guilty of such fraudulent misrepresentation.

     8. Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided that no holder of Registrable Shares included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters other than representations and warranties regarding such holder and such holder's intended method of distribution.

     9. Reports and Information. The Company hereby agrees to provide to the Investors, so long as they continue to hold Registrable Shares, copies of all filings made by the Company to the SEC promptly after such filing. Subject to applicable securities laws and the receipt of confidentiality undertakings, if appropriate, the Company further agrees to provide to the Investors other detailed information regarding the Company and its properties as is reasonably requested by the Investors promptly following any such request.

     10.  Definitions.

     "Affiliate" means, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by or under common control with such Person.

     "Person" means an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

     "Registrable Shares" means (i) the Common Shares issued or issuable to the Investors or their permitted transferees upon exchange of OP Units issued to Investors and (ii) any Common Shares issued or issuable with respect to the Common Shares referred to in clause (i) above by way of replacement, share dividend, share split or in connection with a combination of Shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Shares, such securities will cease to be Registrable Shares when they have been sold to the public pursuant to an offering registered under the Securities Act or sold to the public in compliance with Rule 144 under the Securities Act (or any similar rule then in force). For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Shares whenever such Person has the right to acquire directly or indirectly such Registrable Shares (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected. In that regard, holders of OP Units shall be entitled to exercise the rights granted hereunder with respect to the registration of Registrable Shares without first having to actually effect the exchange of OP Units for Common Shares. No such exchange of OP Units for Common Shares shall be required until the registration of Registrable Shares for which the OP Units shall be exchanged shall have been declared or ordered "effective" by the SEC and the holder of OP Units shall have elected to sell such Common Shares pursuant to such registration.

     11.  Miscellaneous.

          (a) No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Shares in this Agreement.

          (b) Public Company. Nothing herein shall be deemed to create an obligation on the part of the Company to remain a reporting company under the provisions of the Securities Exchange Act of 1934, as amended, or limit the right of the Company to "go private" at any time during the term hereof.

          (c) Remedies. Any Person having rights under any provision of this Agreement will be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

          (d) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and holders of a majority of the then outstanding Registrable Shares.

          (e) Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Shares are also for the benefit of, and enforceable by, any subsequent holder of Registrable Shares, including any assigns pursuant to the OP Partnership Agreement.

          (f) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          (g) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

          (h) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

          (i) Governing Law. The corporate laws of the State of Maryland will govern all questions concerning the relative rights of the Company or its shareholders and the laws of Illinois will govern all questions concerning the relative rights of holders of OP Units. All other questions concerning the construction, validity and interpretation of this Agreement will be governed by and construed in accordance with the domestic laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

          (j) Consent to Jurisdiction. The parties hereto agree that any action arising out of or relating to this Agreement, or concerning the interpretation or enforcement thereof, shall be brought only at the San Jose offices of the Superior Court of the State of California for the County of Santa Clara, in the San Jose Division of the United States District Court for the Northern District of California, in the Circuit Court of Cook County, Illinois or in the Federal Courts for the Northern District of Illinois. The parties hereto consent to the venue and personal jurisdiction of those courts in any action brought pursuant to the provisions hereof. Each party hereto hereby waives any right they may have to transfer or change the venue of any litigation brought against it by another party hereto in connection with this Agreement in accordance with this Section 11(j) and each party hereto hereby waives any claim of forum non conveniens.

          (k) Waiver of Trial by Jury. Each party hereto knowingly, voluntarily and intentionally waives any rights that such party may have to a trial by jury in any litigation arising in any way in connection with this Agreement or any related agreement or instrument or any of the matters contemplated or described herein. Each party hereto acknowledges that this waiver is a material inducement for the other party to enter into this Agreement and undertake the obligations of such other party hereunder. Each party hereto further agrees and acknowledges that this waiver shall be effective as to each and every other agreement, document or instrument concerning such other party and relating to this Agreement or the matters contemplated or described herein).

          (l) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable express courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications will be sent to each Investor at the address indicated on the records of the Company and to the Company at the address indicated below:

                              c/o Ellen Kelleher
                 Executive Vice President and General Counsel
                          Two North Riverside Plaza
                                  Suite 800
                           Chicago, Illinois  60606

      or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

          (m) Entire Agreement. This Agreement, together with the various other instruments and agreements being executed concurrently herewith, represent the entire agreement of the parties with respect to the subject matter contained herein and supersede all prior agreements and understandings between the parties with respect to such subject matter.

          (n) Attorney Fees. In connection with any suit to enforce this Agreement, the reasonable fees and expenses of legal counsel to the prevailing party shall be paid by the losing party.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                    MANUFACTURED HOME COMMUNITIES, INC., a
                                    Maryland corporation


                                    By:
                                           ------------------------------------
                                    Name:
                                           ------------------------------------
                                    Its:
                                           ------------------------------------
                                    Date:
                                           ------------------------------------


                                    MHC OPERATING LIMITED PARTNERSHIP, an
                                    Illinois limited partnership

                                    By:    Manufactured Home Communities, Inc.,
                                           a Maryland corporation

                                    Its:   General Partner


                                           By:
                                                ---------------------------
                                           Name:
                                                ---------------------------
                                           Its:
                                                ---------------------------
                                           Date:
                                                ---------------------------


                                    INVESTOR:


                                    By:
                                           ------------------------------------
                                    Name:
                                           ------------------------------------
                                    Its:
                                           ------------------------------------
                                    Date:
                                           ------------------------------------